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                                CREDIT AGREEMENT


                          DATED AS OF DECEMBER 26, 2003


                                      AMONG


                              LTC PROPERTIES, INC.


                THE GUARANTORS FROM TIME TO TIME PARTIES HERETO,


                  THE LENDERS FROM TIME TO TIME PARTIES HERETO,


                                       AND


                        BANK OF MONTREAL, CHICAGO BRANCH,
                             as Administrative Agent

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                              HARRIS NESBITT CORP.,
                    as Co-Lead Arranger and Book Manager and


                           KEY CORPORATE CAPITAL INC.
                    as Co-Lead Arranger and Syndication Agent



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                                TABLE OF CONTENTS

SECTION                                                HEADING                                                PAGE
SECTION 1.                 THE CREDIT FACILITIES..................................................................1

       Section 1.1.        Commitments............................................................................1
       Section 1.2.        Letters of Credit......................................................................1
       Section 1.3.        Applicable Interest Rates..............................................................4
       Section 1.4.        Minimum Borrowing Amounts; Maximum Eurodollar Loans....................................5
       Section 1.5.        Manner of Borrowing Loans and Designating Applicable Interest Rates....................5
       Section 1.6.        Interest Periods.......................................................................8
       Section 1.7.        Maturity of Loans......................................................................8
       Section 1.8.        Prepayments............................................................................8
       Section 1.9.        Default Rate...........................................................................9
       Section 1.10.       The Notes.............................................................................10
       Section 1.11.       Funding Indemnity.....................................................................10
       Section 1.12.       Commitment Terminations...............................................................11
       Section 1.13.       Substitution of Lenders...............................................................11
       Section 1.14.       Changes in Commitment.................................................................12

SECTION 2.                 FEES..................................................................................13

       Section 2.1.        Fees13

SECTION 3.                 PLACE AND APPLICATION OF PAYMENTS.....................................................14

       Section 3.1.        Place and Application of Payments.....................................................14

SECTION 4.                 GUARANTIES............................................................................15

       Section 4.1.        Guaranties............................................................................15
       Section 4.2.        Further Assurances....................................................................15

SECTION 5.                 DEFINITIONS; INTERPRETATION...........................................................16

       Section 5.1.        Definitions...........................................................................16
       Section 5.2.        Interpretation........................................................................33
       Section 5.3.        Change in Accounting Principles.......................................................33

SECTION 6.                 REPRESENTATIONS AND WARRANTIES........................................................34

       Section 6.1.        Organization and Qualification........................................................34
       Section 6.2.        Subsidiaries..........................................................................34
       Section 6.3.        Authority and Validity of Obligations.................................................34
       Section 6.4.        Use of Proceeds; Margin Stock.........................................................35
       Section 6.5.        Financial Reports.....................................................................35
       Section 6.6.        No Material Adverse Change............................................................35
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
       Section 6.7.        Full Disclosure.......................................................................35
       Section 6.8.        Trademarks, Franchises, and Licenses..................................................36
       Section 6.9.        Governmental Authority and Licensing..................................................36
       Section 6.10.       Good Title............................................................................36
       Section 6.11.       Litigation and Other Controversies....................................................36
       Section 6.12.       Taxes.................................................................................36
       Section 6.13.       Approvals.............................................................................36
       Section 6.14.       Affiliate Transactions................................................................36
       Section 6.15.       Investment Company; Public Utility Holding Company....................................37
       Section 6.16.       ERISA.................................................................................37
       Section 6.17.       Compliance with Laws..................................................................37
       Section 6.18.       Other Agreements......................................................................38
       Section 6.19.       Solvency..............................................................................38
       Section 6.20.       No Broker Fees........................................................................38
       Section 6.21.       No Default............................................................................38
       Section 6.22.       Stock of the Borrower.................................................................38
       Section 6.23.       Condition of Property; Casualties; Condemnation.......................................39
       Section 6.24.       Legal Requirements, and Zoning........................................................39
       Section 6.25.       Qualified Ground Leases...............................................................39
       Section 6.26.       No Defaults; Landlord is in Compliance with Leases....................................39

SECTION 7.                 CONDITIONS PRECEDENT..................................................................40

       Section 7.1.        All Credit Events.....................................................................40
       Section 7.2.        Initial Credit Event..................................................................40
       Section 7.3.        Eligible Property Additions and Deletions to the Borrowing Base.......................41

SECTION 8.                 COVENANTS.............................................................................42

       Section 8.1.        Maintenance of Business...............................................................42
       Section 8.2.        Maintenance of Properties.............................................................43
       Section 8.3.        Taxes and Assessments.................................................................43
       Section 8.4.        Insurance.............................................................................43
       Section 8.5.        Financial Reports.....................................................................43
       Section 8.6.        Inspection............................................................................45
       Section 8.7.        Office of Foreign Asset Control.......................................................45
       Section 8.8.        Liens.................................................................................46
       Section 8.9.        Investments, Acquisitions, Loans and Advances.........................................46
       Section 8.10.       Mergers, Consolidations and Sales.....................................................48
       Section 8.11.       Maintenance of Subsidiaries...........................................................48
       Section 8.12.       Dividends and Certain Other Restricted Payments.......................................49
       Section 8.13.       ERISA.................................................................................49
       Section 8.14.       Compliance with Laws..................................................................49
       Section 8.15.       Burdensome Contracts With Affiliates..................................................49
       Section 8.16.       No Changes in Fiscal Year.............................................................50
       Section 8.17.       Intentionally Omitted.................................................................50
       Section 8.18.       Change in the Nature of Business......................................................50
       Section 8.19.       Use of Loan Proceeds..................................................................50
       Section 8.20.       No Restrictions.......................................................................50
       Section 8.21.       Financial Covenants...................................................................50
       Section 8.22.       Borrowing Base Covenants..............................................................51
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
SECTION 9.                 EVENTS OF DEFAULT AND REMEDIES........................................................51

       Section 9.1.        Events of Default.....................................................................51
       Section 9.2.        Non-Bankruptcy Defaults...............................................................53
       Section 9.3.        Bankruptcy Defaults...................................................................54
       Section 9.4.        Collateral for Undrawn Letters of Credit..............................................54
       Section 9.5.        Notice of Default.....................................................................55
       Section 9.6.        Expenses..............................................................................55

SECTION 10.                CHANGE IN CIRCUMSTANCES...............................................................55

       Section 10.1.       Change of Law.........................................................................55
       Section 10.2.       Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR.........55
       Section 10.3.       Increased Cost and Reduced Return.....................................................56
       Section 10.4.       Lending Offices.......................................................................57
       Section 10.5.       Discretion of Lender as to Manner of Funding..........................................57

SECTION 11.                THE ADMINISTRATIVE AGENT..............................................................58

       Section 11.1.       Appointment and Authorization of Administrative Agent.................................58
       Section 11.2.       Administrative Agent and its Affiliates...............................................58
       Section 11.3.       Action by Administrative Agent........................................................58
       Section 11.4.       Consultation with Experts.............................................................59
       Section 11.5.       Liability of Administrative Agent; Credit Decision....................................59
       Section 11.6.       Indemnity.............................................................................59
       Section 11.7.       Resignation or Removal of Administrative Agent and Successor Administrative Agent.....60
       Section 11.8.       L/C Issuer............................................................................60
       Section 11.9.       Designation of Additional Agents......................................................60

SECTION 12.                THE GUARANTEES........................................................................61

       Section 12.1.       The Guarantees........................................................................61
       Section 12.2.       Guarantee Unconditional...............................................................61
       Section 12.3.       Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances...........62
       Section 12.4.       Subrogation...........................................................................62
       Section 12.5.       Waivers...............................................................................63
       Section 12.6.       Limit on Recovery.....................................................................63
       Section 12.7.       Stay of Acceleration..................................................................63
       Section 12.8.       Benefit to Guarantors.................................................................63
       Section 12.9.       Guarantor Covenants...................................................................63
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
SECTION 13.                MISCELLANEOUS.........................................................................63

       Section 13.1.       Withholding Taxes.....................................................................63
       Section 13.2.       No Waiver, Cumulative Remedies........................................................64
       Section 13.3.       Non-Business Days.....................................................................65
       Section 13.4.       Documentary Taxes.....................................................................65
       Section 13.5.       Survival of Representations...........................................................65
       Section 13.6.       Survival of Indemnities...............................................................65
       Section 13.7.       Sharing of Set-Off....................................................................65
       Section 13.8.       Notices...............................................................................66
       Section 13.9.       Counterparts..........................................................................66
       Section 13.10.      Successors and Assigns................................................................66
       Section 13.11.      Participants..........................................................................66
       Section 13.12.      Assignments...........................................................................67
       Section 13.13.      Amendments............................................................................68
       Section 13.14.      Headings..............................................................................68
       Section 13.15.      Costs and Expenses; Indemnification...................................................68
       Section 13.16.      Set-off...............................................................................69
       Section 13.17.      Entire Agreement......................................................................70
       Section 13.18.      Governing Law.........................................................................70
       Section 13.19.      Severability of Provisions............................................................70
       Section 13.20.      Excess Interest.......................................................................70
       Section 13.21.      Construction..........................................................................71
       Section 13.22.      Lender's Obligations Several..........................................................71
       Section 13.23.      Submission to Jurisdiction; Waiver of Jury Trial......................................71

Signature Page.................................................................................................S-1

EXHIBIT A            --        Notice of Payment Request
EXHIBIT B            --        Notice of Borrowing
EXHIBIT C            --        Notice of Continuation/Conversion
EXHIBIT D            --        Note
EXHIBIT E            --        Borrowing Base Certificate
EXHIBIT F            --        Compliance Certificate
EXHIBIT G            --        Additional Guarantor Supplement
EXHIBIT H            --        Assignment and Acceptance
EXHIBIT I            --        Opinion of Counsel
SCHEDULE 1.0         --        Commitments
SCHEDULE 1.1         --        Initial Properties, Initial Investment Amount and Initial Senior Housing Value
SCHEDULE 6.2          __       Material Subsidiaries
SCHEDULE 6.26         __       Significant Leases
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                                CREDIT AGREEMENT

     This Credit Agreement is entered into as of December 26, 2003 by and among LTC Properties, Inc., a Maryland corporation (the "Borrower"), certain direct and indirect Subsidiaries of the Borrower from time to time party to this Agreement, as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders and Bank of Montreal, Chicago Branch, as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.


                              PRELIMINARY STATEMENT

     The Borrower has requested, and the Lenders have agreed to extend, certain credit facilities on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.           THE CREDIT FACILITIES.

     Section 1.1. Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Loan" and collectively the "Loans") in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of such Lender's Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the aggregate principal amount of Loans and L/C Obligations at any time outstanding shall not exceed the lesser of (i) the Commitments in effect at such time or (ii) the Borrowing Base as determined based on the most recent Borrowing Base Certificate. Each Borrowing of Loans shall be made ratably by the Lenders in proportion to their respective Percentages. As provided in Section 1.5(a) hereof, the Borrower may elect that each Borrowing of Loans be either Adjusted Base Rate Loans or Eurodollar Loans. Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof.

     Section 1.2. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the L/C Issuer shall issue standby and commercial letters of credit (each a "Letter of Credit") for the account of Borrower or for the account of the Borrower and one or more of its Subsidiaries in an aggregate undrawn face amount up to the L/C Sublimit. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender's Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Commitment of each Lender pro rata in an amount equal to its Percentage of the L/C Obligations then outstanding.

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     (b) Applications. At any time before the Termination Date, the L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit in U.S. Dollars, in a form satisfactory to the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or the Termination Date, in an aggregate face amount as set forth above up to the L/C Sublimit, upon the receipt of an application duly executed by the Borrower and, if such Letter of Credit is for the account of one of its Subsidiaries, such Subsidiary for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an "Application"). Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.1 hereof, (ii) except as otherwise provided in Section 1.7 hereof, before the occurrence of an Event of Default, the L/C Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, unless the Required Lenders instruct the L/C Issuer otherwise, the L/C Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Commitments have been terminated, or (iii) a Default or an Event of Default exists and the Administrative Agent, at the request or with the consent of the Required Lenders, has given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7 hereof and the other terms of this Section 1.2.

     (c) The Reimbursement Obligations. Subject to Section 1.2(b) hereof, the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 2:00 p.m. (Chicago time) on the date when each drawing is to be paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 11:30 a.m. (Chicago time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 11:30 a.m. (Chicago time) on the date when such drawing is to be paid, by the end of such day, in immediately available funds at the Administrative Agent's principal office in Chicago, Illinois or such other office as the Administrative Agent may designate in writing to the Borrower (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.2(d) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.2(d) below.

     (d) The Participating Interests. Each Lender (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a "Participating Lender"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 1.2(c) above, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than 1:00 p.m. (Chicago time) the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender's Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date 2 Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Adjusted Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Percentage thereof as a Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuer under this Section 1.2 shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this
Section 1.2 shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Indemnification. The Participating Lenders shall, to the extent of their respective Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the L/C Issuer's gross negligence or willful misconduct) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 1.2(e) and all other parts of this Section 1.2 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

     (f) Manner of Requesting a Letter of Credit. The Borrower shall provide at least five (5) Business Days' advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Borrower and, in the case of an extension or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent's receipt of each such notice and shall send to each Lender within five (5) Business Days of the date of receipt a facsimile of such notice and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.

     Section 1.3. Applicable Interest Rates. (a) Adjusted Base Rate Loans. Each Adjusted Base Rate Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Eurodollar Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Base Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

     "Adjusted Base Rate" means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Prime Rate in effect on such day, and
(b) the Federal Funds Rate in effect on such day plus 0.5 of 1% (one-half of one percent), and

     (b) Eurodollar Loans. Each Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from an Adjusted Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of each calendar month within an Interest Period or on the last day of the Interest Period and at maturity (whether by acceleration or otherwise).

     "Adjusted LIBOR" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:


        Adjusted LIBOR      =                       LIBOR
                                      ---------------------------------
                                      1 - Eurodollar Reserve Percentage

     "Eurodollar Reserve Percentage" means, for any Borrowing of Eurodollar Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal, and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     "LIBOR" means, for an Interest Period for a Borrowing of Eurodollar Loans,
(a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Administrative Agent as part of such Borrowing.

     "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day 2 Business Days before the commencement of such Interest Period.

     "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

     (c) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

     Section 1.4. Minimum Borrowing Amounts; Maximum Eurodollar Loans. Each Borrowing of Adjusted Base Rate Loans advanced under the Revolving Credit shall be in an amount not less than $100,000. Each Borrowing of Eurodollar Loans advanced, continued or converted under the Revolving Credit shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple of $500,000. Without the Administrative Agent's consent, there shall not be more than five (5) Borrowings of Eurodollar Loans outstanding under the Revolving Credit at any one time.

     Section 1.5. Manner of Borrowing Loans and Designating Applicable Interest Rates. (a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 11:00 a.m. (Chicago time): (i) at least 3 Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Adjusted Base Rate Loans. The

Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to
Section 1.4's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Adjusted Base Rate Loans or (ii) if such Borrowing is of Adjusted Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Adjusted Base Rate Loans into Eurodollar Loans must be given by no later than 11:00 a.m. (Chicago time) at least 3 Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

     (b) Notice to the Lenders. The Administrative Agent shall send a facsimile copy to each Lender within five (5) Business Days of the date of receipt of each notice from the Borrower received pursuant to Section 1.5(a) above and, if such notice requests the Lenders to make Eurodollar Loans, the Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.

     (c) Borrower's Failure to Notify; Automatic Continuations and Conversions. Any outstanding Borrowing of Adjusted Base Rate Loans shall automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Administrative Agent within the period required by Section 1.5(a) that the Borrower intends to convert such Borrowing, subject to Section 7.1 hereof, into a Borrowing of Eurodollar Loans or such Borrowing is prepaid in accordance with Section 1.8(a). If the Borrower fails to give notice pursuant to Section 1.5(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 1.5(a) or, whether or not such notice has been given, one or more of the conditions set forth in Section 7.1 for the continuation or conversion of a Borrowing of Eurodollar Loans would not be satisfied, and such Borrowing is not prepaid in accordance with Section 1.8(a), such Borrowing shall automatically be converted into a Borrowing of Adjusted Base Rate Loans. In the event the Borrower fails to give notice pursuant to Section 1.5(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 12:00 noon (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Adjusted Base Rate Loans under the Credit on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

     (d) Disbursement of Loans. Not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois. The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at the Administrative Agent's principal office in Chicago, Illinois, by depositing such proceeds to the credit of the Borrower's operating account maintained with the Administrative Agent or as the Borrower and the Administrative Agent may otherwise agree.

     (e) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Adjusted Base Rate Loans, by 1:00 p.m. (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date 2 Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Adjusted Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.11 hereof so that the Borrower will have no liability under such Section with respect to such payment.

     Section 1.6. Interest Periods. As provided in Section 1.5(a) hereof, at the time of each request to advance, continue or create by conversion a Borrowing of Eurodollar Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued or created by conversion and ending: (a) in the case of Adjusted Base Rate Loans, on the last day of the calendar month in which such Borrowing is advanced, continued or created by conversion (or on the last day of the following calendar month if such Loan is advanced, continued or created by conversion on the last day of a calendar month) and (b) in the case of a Eurodollar Loan 1, 2, 3 or 6 months thereafter; provided, however, that:

          (i) any Interest Period for a Borrowing of Loans consisting of Adjusted Base Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;

          (ii) no Interest Period with respect to any portion of the Loans shall extend beyond the Termination Date;

          (iii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

          (iv) for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 1.7. Maturity of Loans. Each Loan both for principal and interest not sooner paid, shall mature and become due and payable by the Borrower on the Termination Date.

     Section 1.8. Prepayments. (a) Optional. The Borrower may prepay in whole or in part (but, if in part, then: (i) if such Borrowing is of Adjusted Base Rate Loans, in an amount not less than $100,000, (ii) if such Borrowing is of Eurodollar Loans, in an amount not less than $500,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to
Section 1.4 hereof remains outstanding) any Borrowing of Eurodollar Loans at any time upon three (3) Business Days prior notice by the Borrower to the Administrative Agent or, in the case of a Borrowing of Adjusted Base Rate Loans, notice delivered by the Borrower to the Administrative Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 1.11 hereof.

     (b) Mandatory. (i) The Borrower shall, on each date the Commitments are reduced pursuant to Section 1.12 hereof, prepay the Loans and, if necessary, prefund the L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Loans and L/C Obligations then outstanding to the amount to which the Commitments have been so reduced.

     (ii) If at any time the sum of the unpaid principal balance of the Loans and the L/C Obligations then outstanding shall be in excess of the Borrowing Base as determined on the basis of the most recent Borrowing Base Certificate, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Loans until payment in full thereof with any remaining balance to be held by the Administrative Agent in the Collateral Account as security for the Obligations owing with respect to the Letters of Credit.

     (iii) Unless the Borrower otherwise directs, prepayments of Loans under this Section 1.8(b) shall be applied first to Borrowings of Adjusted Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.8(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 1.11 hereof. Each prefunding of L/C Obligations shall be made in accordance with Section 9.4 hereof.

     (c) Any amount of Loans paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

     Section 1.9. Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and Reimbursement Obligations, and letter of credit fees at a rate per annum equal to:

          (a) for any Adjusted Base Rate Loan, the sum of 2.0% plus the Applicable Margin plus the Adjusted Base Rate from time to time in effect;

          (b) for any Eurodollar Loan, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Adjusted Base Rate Loans plus the Adjusted Base Rate from time to time in effect;

          (c) for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 1.2 with respect to such Reimbursement Obligation; and

          (d) for any Letter of Credit, the sum of 2.0% plus the letter of credit fee due under Section 2.1 with respect to such Letter of Credit;

provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

     Section 1.10. The Notes. (a) The Loans made to the Borrower by a Lender shall be evidenced by a single promissory note of the Borrower issued to such Lender in the form of Exhibit D hereto. Each such promissory note is hereinafter referred to as a "Note" and collectively such promissory notes are referred to as the "Notes."

     (b) Each Lender shall record on its books and records or on a schedule to its appropriate Note the amount of each Loan advanced, continued or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Eurodollar Loan, the Interest Period and the interest rate applicable thereto. The record thereof, whether shown on such books and records of a Lender or on a schedule to the relevant Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Lender and upon such Lender tendering to the Borrower the appropriate Note to be replaced, the Borrower shall furnish a new Note to such Lender to replace any outstanding Note.

     Section 1.11. Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

          (a) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period,

          (b) any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan, or to convert an Adjusted Base Rate Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to Section 1.5(a) hereof,

          (c) any failure by the Borrower to make any payment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or

          (d) any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail and the amounts shown on such certificate shall be deemed prime facie correct.

     Section 1.12. Commitment Terminations. (a) Optional Credit Terminations. The Borrower shall have the right at any time and from time to time, upon 5 Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Percentages, provided that the Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Loans and L/C Obligations then outstanding. Any termination of the Commitments below the L/C Sublimit then in effect shall reduce the L/C Sublimit by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Commitments.

     (b) Any termination of the Commitments pursuant to this Section 1.12 may not be reinstated.

     Section 1.13. Substitution of Lenders. In the event (a) the Borrower receives a claim from any Lender for compensation under Section 10.3 or 13.1 hereof, (b) the Borrower receives notice from any Lender of any illegality pursuant to Section 10.1 hereof, (c) any Lender is in default in any material respect with respect to its obligations under the Loan Documents, or (d) a Lender fails to consent to an amendment or waiver requested under Section 13.13 hereof at a time when the Required Lenders have approved such amendment or waiver (any such Lender referred to in clause (a), (b), (c), or (d) above being hereinafter referred to as an "Affected Lender"), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Lender to assign, at par plus accrued interest and fees, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to a commercial bank or other financial institution specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) the Borrower shall have received the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, to such assignment, (iii) the Borrower shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 1.11 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and (iv) the assignment is entered into in accordance with the other requirements of Section
13.12 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrower).

     Section 1.14. Changes in Commitment. (a) Provided that no Default or Event of Default has occurred and is continuing, the Borrower shall have the option at any time and on one occasion during the term hereof, to request an increase in the Commitment by an amount not to exceed $14,000,000 so that the aggregate of the Commitment is increased up to $59,000,000 by written notice to the Administrative Agent. Upon receipt of such notice, the Administrative Agent shall notify the Borrower of the amount of facility fees to be paid to any Lenders who provide an additional Commitment ("Additional Commitment") in connection with such increase in the Commitment. If the Borrower agrees to pay the facility fees so determined, then the Administrative Agent shall send a notice to all Lenders (the "Additional Commitment Request Notice") informing them of the Borrower's request to increase the Commitment and of the facility fees to be paid with respect thereto. Each Lender who desires in its sole discretion to provide an Additional Commitment upon such terms shall provide Administrative Agent with a written commitment letter specifying the amount of the Additional Commitment which it is willing to provide prior to such deadline as may be specified in the Additional Commitment Request Notice. If the requested increase is oversubscribed then the Administrative Agent shall allocate the increase in the Commitment (the "Commitment Increase") among the Lenders who provide such commitment letters on such basis as the Administrative Agent shall determine in its sole discretion. If the Additional Commitments so provided are not sufficient to provide the full amount of the Commitment Increase requested by the Borrower, then the Administrative Agent may, but shall not be obligated to, invite one or more commercial banks or other financial institutions or investors ("Eligible Assignees") to become a Lender and provide an Additional Commitment. If Administrative Agent does invite one or more Eligible Assignees to become a Lender and if following any such invitation, the amounts committed are still not sufficient to provide the full amount of the Commitment Increase requested by Borrower, the Commitment Increase shall be reduced to the aggregate of the amounts committed. The Administrative Agent shall provide all Lenders with a notice setting forth the amount, if any, of the Additional Commitment to be provided by each Lender and the revised Commitments of each Lender which shall be applicable after the effective date of the Commitment Increase specified therein (the "Commitment Increase Date").

     (b) On the Commitment Increase Date the outstanding principal balance of the Loans shall be reallocated among the Lenders such that after the Commitment Increase Date the outstanding principal amount of Loans owed to each Lender shall be equal to such Lender's Commitment (as in effect after the Commitment Increase Date) of the outstanding principal amount of all Loans. On the Commitment Increase Date those Lenders whose Commitment is increasing shall advance the funds to the Administrative Agent and the funds so advanced shall be distributed among the Lenders whose Commitment is decreasing as necessary to accomplish the required reallocation of the outstanding Loans. The funds so advanced shall be Adjusted Base Rate Loans until converted to Eurodollar Loans which are allocated among all Lenders based on their Commitment. To the extent such reallocation results in certain Lenders receiving funds which are applied to Eurodollar Loans prior to the last day of the applicable Interest Period, then the Borrower shall pay to the Administrative Agent for the account of the affected Lenders any amounts due Lenders under Section 1.11 hereof. On the Commitment Increase Date, the Lenders' respective interests in outstanding Letters of Credit shall also be adjusted to reflect the revised Commitment. Upon request from any Lender whose interest in an outstanding Letter of Credit is so increasing, the Borrower will pay additional Letter of Credit fees for the amount of such increase at the rate provided in Section 2.1(b) prorated for the period from the Commitment Increase Date until the expiration of the applicable Letter of Credit.

     (c) Upon the effective date of any increase in the Commitment pursuant to this Section 1.14 the parties shall enter into an amendment of this Agreement revising Schedule 1.0 and the Borrower shall execute and deliver to the Administrative Agent new Notes for each Lender whose Commitment has changed so that the maximum principal amount of such Lender's Note shall equal its Commitment. The Administrative Agent shall promptly deliver such replacement Notes to the respective Lenders in exchange for the Notes replaced thereby which shall be surrendered by such Lenders. Such new Notes shall provide that they are replacements for the surrendered Notes and that they do not constitute a novation, shall be dated as of the Commitment Increase Date or the effective date of such reduction in the Commitment, as applicable, and shall otherwise be in substantially the form of the replaced Notes. On the date of issuance of any new Notes pursuant to this Section 1.14(c), the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Administrative Agent, relating to the due authorization, execution and delivery of such new Notes and the enforceability thereof, substantially in the form of the relevant portions of the opinion delivered pursuant to Section 7.2 hereof. The surrendered Notes shall be canceled and returned to the Borrower.

SECTION 2.       FEES.

     Section 2.1. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Percentages a commitment fee at the rate per annum equal to the Applicable Margin for commitment fees as shown in the definition of Applicable Margin in
Section 5.1 hereof, (computed on the basis of a year of 360 days and the actual number of days elapsed) on the daily Unused Commitments. Such commitment fee shall be payable quarterly in arrears on the last day of each Fiscal Quarter in each year (commencing on March 31, 2004) and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

     (b) Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.2 hereof, the Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to .125% of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each Fiscal Quarter, commencing on March 31, 2004, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin for Letter of Credit Fee as shown in the definition of Applicable Margin in Section 5.1 hereof (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily face amount of Letters of Credit outstanding during such quarter. In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer's standard issuance, drawing, negotiation, amendment, and other administrative fees for each Letter of Credit as established by the L/C Issuer from time to time.

     (c) Administrative Agent Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit, the fees agreed to between the Administrative Agent and the Borrower in a fee letter dated October 16, 2003, or as otherwise agreed to in writing between them.

SECTION 3.       PLACE AND APPLICATION OF PAYMENTS.

     Section 3.1. Place and Application of Payments. All payments of principal and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower) for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day, provided however, that if the Borrower has provided to the Administrative Agent written authorization to deduct such payments from its operating bank account maintained at Harris Trust and Savings Bank, Chicago, Illinois, by 12:00 Noon (Chicago Time), such amounts shall be deemed to have been received by the Administrative Agent upon receipt of such notification. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that the Borrower will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date 2 Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Adjusted Base Rate in effect for each such day.

     Anything contained herein to the contrary notwithstanding (including, without limitation, Section 1.8(b) hereof), all payments and collections received in respect of the Obligations, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

          (a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 13.15 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

          (b) second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

          (c) third, to the payment of principal on the Notes, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 9.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), the aggregate amount paid to, or held as collateral security for, the Lenders and their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

          (d) fourth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and its Subsidiaries secured by the Collateral Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

          (e) finally, to the Borrower or whoever else may be lawfully entitled thereto.

SECTION 4.       GUARANTIES.

     Section 4.1. Guaranties. The payment and performance of the Obligations shall at all times be guaranteed by each direct and indirect Material Subsidiary of the Borrower (individually a "Guarantor" and collectively the "Guarantors") pursuant to Section 12 hereof or pursuant to one or more guaranty agreements in form and substance acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a "Guaranty" and collectively the "Guaranties").

     Section 4.2. Further Assurances. In the event the Borrower or any Guarantor forms or acquires any other Material Subsidiary after the date hereof, except as otherwise provided in Section 4.1 above, the Borrower shall promptly upon such formation or acquisition cause such newly formed or acquired Material Subsidiary to execute an Additional Guarantor Supplement in the form of Exhibit G attached hereto (the "Additional Guarantor Supplement") as the Administrative Agent may then require, and the Borrower shall also deliver to the Administrative Agent, or cause such Material Subsidiary to deliver to the Administrative Agent, at the Borrower's cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent or any Lender in connection therewith. The Administrative Agent shall promptly deliver to each Lender a copy of any Guaranty delivered under this Section and any other materials requested by such Lender in the possession of the Administrative Agent.

SECTION 5.       DEFINITIONS; INTERPRETATION.

     Section 5.1. Definitions. The following terms when used herein shall have the following meanings:

     "Acquired Business" means the entity, Property or assets acquired by the Borrower or a Subsidiary in an Acquisition, after the date hereof.

     "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.

     "Additional Guarantor Supplement" is defined in Section 4.2 hereof.

     "Adjusted Base Rate" is defined in Section 1.3(a) hereof.

     "Adjusted Base Rate Loan" means a Loan bearing interest at a rate specified in Section 1.3(a) hereof.

     "Adjusted LIBOR" is defined in Section 1.3(b) hereof.

     "Administrative Agent" means Bank of Montreal, Chicago Branch and any successor pursuant to Section 11.7 hereof.

     "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 20% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 20% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Agreement" means this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

     "ALF's" is defined in the definition of Capitalization Rate.

     "Applicable Margin" means, with respect to Loans, Reimbursement Obligations, and the commitment fees and letter of credit fee payable under
Section 2.1 hereof, until the first Pricing Date, the rates per annum shown opposite Level II below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:



                                          APPLICABLE MARGIN FOR
                                            ADJUSTED BASE RATE     APPLICABLE MARGIN FOR
                      MAXIMUM TOTAL       LOANS UNDER REVOLVING   EURODOLLAR LOANS UNDER
                   INDEBTEDNESS/TOTAL           CREDIT AND         REVOLVING CREDIT AND   APPLICABLE MARGIN
                  ASSET VALUE RATIO FOR       REIMBURSEMENT        LETTER OF CREDIT FEE     FOR COMMITMENT
        LEVEL       SUCH PRICING DATE     OBLIGATIONS SHALL BE:          SHALL BE:          FEE SHALL BE:
         III     Less  than or  equal to          2.25%                    3.25%                 .50%
                 .50 to 1.0 but  greater
                 than .35 to 1.0

          II     Less  than or  equal to          2.00%                    3.00%                 .45%
                 .35 to 1.0 but  greater
                 than .25 to 1.0

          I      Less  than or  equal to
                 .25 to 1.0                       1.75%                    2.75%                 .40%

For purposes hereof, the term "Pricing Date" means, for any Fiscal Quarter of the Borrower ending on or after December 31, 2003, the date on which the Administrative Agent is in receipt of the Borrower's most recent financial statements and current Compliance Certificate (and, in the case of the year-end financial statements, audit report) for the Fiscal Quarter then ended, pursuant to Section 8.5 hereof. The Applicable Margin shall be established based on the Maximum Total Indebtedness/Total Asset Value Ratio for the most recently completed Fiscal Quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered its financial statements, including a Compliance Certificate, by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 8.5 hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level III shall apply). If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the Fiscal Quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined.

     "Application" is defined in Section 1.2(b) hereof.

     "Assets Under Development" means any real property under construction.

     "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2 hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

     "Borrower" is defined in the introductory paragraph of this Agreement.

for an additional Interest Period, or converted from a different type into such type by the Lenders on a single date and, in the case of Eurodollar Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders according to their Percentages. A Borrowing is "advanced" on the day Lenders advance funds comprising such Borrowing to the Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 1.5 hereof.

     "Borrowing Base" means, at any date of its determination, an amount equal to 50% of the Borrowing Base Value on such date.

     "Borrowing Base Certificate" means the certificate in the form of Exhibit E hereto, or in such other form acceptable to the Administrative Agent, to be delivered to the Administrative Agent and the Lenders pursuant to Sections 7.2 and 8.5 hereof.

     "Borrowing Base Determination Date" means each date on which the Borrowing Base is certified to the Administrative Agent, as follows:

          (a) Quarterly. On the 45th day following each calendar quarter (except when such calendar quarter ends on December 31, in which event it shall be on the 60th day.

          (b) Property Adjustments. Following each addition or deletion of an Eligible Property (an "Adjustment Event"), the Borrowing Base shall be adjusted accordingly.

          (c) Notice of Borrowing Base Change. Promptly following any date the Borrowing Base is re-determined in accordance with the preceding paragraphs, the Administrative Agent shall give notice to the Lenders and the Borrower of the new Borrowing Base.

     "Borrowing Base Requirements" means collectively that (a) no more than 10% of the Borrowing Base Value may be comprised of Eligible Properties which are leased by Borrower pursuant to a Qualified Ground Lease; (b) no more than 20% of the Borrowing Base Value may be comprised of Eligible Properties which are neither SNF's or ALF's; (c) no more than 15% of the Borrowing Base Value may be comprised of Eligible Properties which are not 100% owned by Borrower and/or any Guarantor (exclusive of Eligible Properties attributable to (a) above) and (d) no more than 10% of the Borrowing Base Value may be comprised of any one Eligible Property.

     "Borrowing Base Value" means, at any date of its determination, an amount equal to the sum of the following on such date (a) Eligible Properties owned more than four quarters valued at the Calculated Value and (b) Eligible Properties owned for less than four quarters valued at the Investment Amount.

     "Business Day" means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England and Nassau, Bahamas.

     "Calculated Value" means the quotient of the Eligible Property NOI for each applicable Eligible Property divided by its applicable Capitalization Rate with the resulting quotient multiplied by owner's percentage ownership of such Eligible Property.

     "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligation" means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

     "Capitalization Rate" means 10.5% for assisted living facilities ("ALF's") and 13% for skilled nursing facilities ("SNF's").

     "Change of Control" means any of (a) the acquisition by any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 50% or more of the outstanding capital stock or other equity interests of the Borrower on a fully-diluted basis, (b) any "Change of Control" (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness for Borrowed Money in excess of $10,000,000 shall occur or (c) during any twelve
(12) month period on or after the date hereof, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

     "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

     "Collateral Account" is defined in Section 9.4 hereof.

     "Compliance Certificate" is defined in Section 8.5(c) hereof.

     "Commitment" means, as to any Lender, the obligation of such Lender to make Loans and to participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate $45,000,000 on the date hereof.

     "Commonly Controlled Entity" means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or that is part of a group that includes the Borrower and is treated as a single employer under Section 414(b), (c) or (m) of the Code.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

     "Credit Event" means the advancing of any Loan, the continuation of or conversion into a Eurodollar Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

     "Credit Facility Debt Service" means, for any Fiscal Quarter, all interest and Letter of Credit fees payable on the Loans or Letters of Credit or as part of the Obligations.

     "Debt Service" means, for any Fiscal Quarter, the sum of (a) Interest Expense and (b) the greater of (i) zero or (ii) scheduled principal amortization paid on Total Indebtedness (exclusive of any balloon payments or prepayments of principal paid on such Total Indebtedness) less amortized principal payments received on mortgage loans receivable or its REMIC Certificate investments (exclusive of any balloon payments or prepayments of principal received on mortgage loans receivable or on the underlying mortgage loans of investments in REMIC Certificates).

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Defined Benefit Plan" is defined in Section 4.14(j) of the Code.

     "EBITDA" means, for any period, determined on a consolidated basis of the Borrower and its Subsidiaries, in accordance with GAAP, the sum of net income (or loss) plus: (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) extraordinary, unrealized or non-recurring losses, including impairment charges and reserves, minus: (v) funds received by the Borrower or a Subsidiary as rent but which are reserved for capital expenses; (vi) unrealized gains on the sale of assets; and, (vii) income tax benefits.

     "Effective Date" means the date all of the conditions precedent set forth in Section 7.2 have been satisfied.

     "Eligible Line of Business" means any business engaged in as of the date of this Agreement by the Borrower or any of its Subsidiaries.

     "Eligible Property" means, as of any Borrowing Base Determination Date, any Property owned by the Borrower or a Material Subsidiary which satisfies the following conditions which would permit such Property to be included in the Borrowing Base:

          (a) Is real property majority owned in fee simple, or 100% leased by Borrower or a Material Subsidiary pursuant to a Qualified Ground Lease; provided that for any Property owned less than 100%, the Borrower or Material Subsidiary shall have the unilateral right to (i) sell, transfer or otherwise dispose of such Property and (ii) to create a Lien on such Property as security for Indebtedness for Borrowed Money;

          (b) Currently in service (not under development or non-stabilized);

          (c) Senior Housing Asset located in the United States;

          (d) Neither the Property nor the ownership interest is subject to any Lien (other than Permitted Liens or Liens in favor of the Borrower or a Material Subsidiary) or to any negative pledge;

          (e) If such Property is owned by a Material Subsidiary, (i) none of the Borrower's beneficial ownership interest in such Material Subsidiary is subject to any Lien (other than certain Permitted Liens or Liens in favor of the Borrower or a Material Subsidiary) or to any negative pledge, (ii) the Material Subsidiary has the unilateral right to sell, transfer or otherwise dispose of such Property and to create a Lien on such Property as security for Indebtedness, and (iii) the Material Subsidiary has provided a Guaranty to the Administrative Agent pursuant to Section 4.1 hereof;

          (f) That such Property, based on the Borrower's or a Material Subsidiary's actual knowledge, is free of all material structural defects or major architectural deficiencies, material title defects, material environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Property;

          (g) The lessee of the Property under such lease is not more than 60 days past due with respect to any monthly rent payment obligations under such lease, and,

          (h) For each such Property, the Borrower shall have delivered to the Administrative Agent a copy, certified as true and correct by the Borrower, of each of the following: if the Property Owner is not the Borrower, the Property Owner's articles of incorporation, by-laws, partnership agreements, operating agreements, as applicable, and certificates of existence, good standing and authority to do business from each appropriate state authority, and partnership, corporate or limited liability company, as applicable, authorizations authorizing the execution, delivery and performance of the Additional Guarantor Supplement all certified to be true and complete by a duly authorized officer of such Property Owner.

     "Eligible Property NOI" means, for any given period, the aggregate Property NOI attributable to the Eligible Properties owned by the Borrower or a Material Subsidiary for a period in excess of four Fiscal Quarters and defined for each such Eligible Property or pool of such Eligible Properties under a master Lease as the lesser of (i) Property NOI divided by 1.15, or (ii) the related Lease payment on such Eligible Property or pool of Eligible Properties due to the Borrower or a Material Subsidiary for such period.

     "Environmental Claim" means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a governmental authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

     "Environmental Law" means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

     "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or is under common control with the Borrower, within the meaning of Sections 414 and 4001 of the Code and the regulations promulgated and rulings issued thereunder.

     "Eurodollar Loan" means a Loan bearing interest at the rate specified in
Section 1.3(b) hereof.

     "Eurodollar Reserve Percentage" is defined in Section 1.3(b) hereof.

     "Event of Default" means any event or condition identified as such in
Section 9.1 hereof.

     "Event of Loss" means, with respect to any Property, any of the following:
(a) any total loss, destruction or damage of such Property or (b) any total condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fiscal Quarter" means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

     "Fiscal Year" means the twelve-month period ending on December 31.

     "Fixed Charges" means, for any Fiscal Quarter, Debt Service for such quarter, plus Preferred Dividends for such quarter, plus $400 per bed for any Property on which the Lease of such Property does not require the tenant to pay for all capital expenditures.

     "Foreign Subsidiary" means each Subsidiary which (a) is organized under the laws of a jurisdiction other than the United States of America or any state thereof, (b) conducts substantially all of its business outside of the United States of America, and (c) has substantially all of its assets outside of the United States of America.

     "Former Plan" eans any employee benefit plan in respect of which the Borrower or a Commonly Controlled Entity has engaged in a transaction described in Section 4069 or Section 4212(c) of ERISA.

     "Funds From Operations" or "FFO" means, for any period reported, as determined on a consolidated basis of the Borrower, the sum of net income or
(loss), plus: (i) depreciation and amortization expense; (ii) realized losses from extraordinary or non-recurring items; (iii) realized losses on sales of real estate or other assets; (iv) impairment charges or other loss reserves; and
(v) provisions for income taxes for such period; minus: (i) gains (whether realized or unrealized) on sales of real estate or other assets; and, (ii) income tax benefits for such period.

     "Future Property" means any Property which the Borrower or any Subsidiary of the Borrower acquires after the date hereof.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means any foreign governmental authority, the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Lender, the Borrower, any Subsidiaries of the Borrower or any of their respective Properties.

         "Guarantor" and "Guarantors" each is defined in Section 4.1 hereof.

         "Guaranty" and "Guaranties" each is defined in Section 4.1 hereof.

     "Hazardous Material" means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as "hazardous" or "toxic" or words of like import pursuant to an Environmental Law.

     "Hazardous Material Activity" means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

     "Hostile Acquisition" means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

     "Indebtedness for Borrowed Money" means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, and
(e) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money.

     "Improvements" for any Property means all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to the Land for such Property; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

     "Initial Properties" means collectively the Properties listed on Schedule
1.1 and "Initial Property" means any of such Properties.

     "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Interest Expense" means, with respect to a Person for any period of time
(a) the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period. Interest Expense shall exclude any amortization of (i) deferred financing fees, including the write-off such fees relating to the early retirement of such related Indebtedness for Borrowed Money, and (ii) debt discounts (but only to the extent such discounts do not exceed 3.0% of the initial face principal amount of such debt).

     "Interest Period" is defined in Section 1.6 hereof.

     "Investment Amount" means for any Property acquired after the date hereof, the product of (i) the percentage interest of such Property owned by the Borrower or Guarantor and (ii) the aggregate purchase price paid by the Borrower or its Subsidiary for such other Property (giving effect to any securities used to purchase a Property at the fair market value of the securities at the time of purchase based upon the price at which such securities could be exchanged into the Borrower's common stock assuming such exchange occurred on the date of acquiring the Property).

     "Land" for any Property means the real property upon which the Improvements are located, together with all rights, title and interests appurtenant to such real property, including without limitation all rights, title and interests to
(a) all strips and gores within or adjoining such property, (b) the streets, roads, sidewalks, alleys, and ways adjacent thereto, (c) all of the tenements, hereditaments, easements, reciprocal easement agreements, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, (d) all reversions and remainders, (e) all air space rights, and all water, sewer and wastewater rights, (e) all mineral, oil, gas, hydrocarbon substances and other rights to produce or share in the production of anything related to such property, and (f) all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in anywise appertaining thereto.

     "L/C Issuer" means the Administrative Agent, or any other Lender requested by the Borrower and approved by the Administrative Agent in its sole discretion with respect to any Letter of Credit.

     "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

     "L/C Sublimit" means $10,000,000 as reduced pursuant to the terms hereof.

     "Lease" means any lease, tenancy agreement, contract or other agreement for the use or occupancy of a Property or any portion thereof.

     "Legal Requirement" means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any governmental authority, whether federal, state, or local.

     "Lenders" means and includes Bank of Montreal, Chicago Branch and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 13.12 hereof.

     "Lending Office" is defined in Section 10.4 hereof.

     "Letter of Credit" is defined in Section 1.2(a) hereof.

     "LIBOR" is defined in Section 1.3(b) hereof.

     "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

     "Loan" is defined in Section 1.2 hereof and, as so defined, includes an Adjusted Base Rate Loan or a Eurodollar Loan, each of which is a "type" of Loan hereunder.

     "Loan Documents" means this Agreement, the Notes, the Applications, the Guaranties, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

     "Material Adverse Effect" means a material and adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder; provided, however, that the sale of assets of one or more Guarantors in accordance with the terms of this Agreement shall not be deemed in and of itself to cause a Material Adverse Effect absent the presence of the factors set forth above.

     "Material Subsidiary" means, each Subsidiary that owns a Property included in the Borrowing Base Value and Education Property Investors, Inc.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a Plan that is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

     "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA and subject to Title IV thereof, that (a) is maintained by the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (b) was so maintained previously, but is not currently maintained by the Borrower or its ERISA Affiliates, and in respect of which the Borrower or an ERISA Affiliate would still have liability under Section 4063, 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "Note" is defined in Section 1.10 hereof.

     "Obligations" means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any of its Subsidiaries arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

     "Participating Interest" is defined in Section 1.2(d) hereof.

     "Participating Lender" is defined in Section 1.2(d) hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

     "Percentage" means, for each Lender, the percentage of the Commitments represented by such Lender's Credit Commitment or, if the Commitments have been terminated, the percentage held by such Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Loans and L/C Obligations then outstanding.

     "Permitted Acquisition" means any Acquisition with respect to which all of the following conditions shall have been satisfied:

          (a) the Acquired Business is in an Eligible Line of Business and has its primary operations within the United States of America;

          (b) the Acquisition shall not be a Hostile Acquisition;

          (c) the investment or acquisition is an asset associated with an Eligible Line of Business which may include but is not limited to sale/leaseback transactions, mortgage loans, lines of credit or other financings, etc.;

          (d) if a new Material Subsidiary is formed or acquired as a result of or in connection with the Acquisition, the Borrower shall have complied with the requirements of Section 4 hereof in connection therewith; and

          (e) after giving effect to the Acquisition, no Default or Event of Default shall exist, including with respect to the financial covenants contained in Section 8.21 hereof, further provided however, that if such Acquisition during such Fiscal Quarter together with any other Acquisitions made during the preceding three Fiscal Quarters of the Borrower have an aggregate cost exceeding $50,000,000, then for such Acquisition the Borrower shall provide to the Administrative Agent covenant calculations for the covenants contained in Section 8.21, showing that the projected effect of the Acquisition, in terms of additional asset value, liabilities incurred if any, additional revenues and expenses associated therewith have been contemplated and have been projected into the expected operating results and financial position of the Borrower for the Fiscal Quarter in which the Acquisition occurs, and demonstrating that such Acquisition is not reasonably expected to cause a violation of the Section 8.21 covenants for such Fiscal Quarter.

     "Permitted Lien" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 8.3; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue or that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not materially and adversely affect the value of such property or the use of such property for its present purposes; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business; (f) Liens in favor of the United States of America for amounts paid to the Borrower or any Subsidiary as progress payments under government contracts entered into by it; (g) attachment, judgment and other similar Liens arising in connection with court, reference or arbitration proceedings, provided that the same have been in existence less than 20 days, that the same have been discharged or that execution or enforcement thereof has been stayed pending appeal; and (h) Liens on Properties not included in the Borrowing Base Value.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

     "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Preferred Dividends" means any dividend paid (or payable) as the case may be, in cash on any preferred equity security issued by the Borrower.

     "Prime Rate" shall mean the rate of interest per annum publicly announced by the Administrative Agent from time to time as its U.S. prime rate in effect at its office in Chicago, Illinois; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "Property or Properties" means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP, including any Eligible Property owned by the Borrower or any of its Subsidiaries.

     "Property Net Operating Income" or "Property NOI" means, with respect to a Property and for the four most recently ended Fiscal Quarters, the sum of the following (without duplication): (a) all revenues received in the ordinary course of operating such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent) minus (b) all expenses (whether paid or accrued) directly related to the operation or maintenance of such Property, including but not limited to payroll expenses, taxes, assessments and other similar charges, insurance, utilities, maintenance, repair and landscaping expenses but not including any management fees (in accordance with the computation of EBITDA plus rent and management fees). All amounts due to the Borrower or Guarantor, whether as rent or mortgage payments for the property, will be excluded from the calculation of (b) above.

     "Property Owner" means the Person who owns fee or leasehold title interest (as applicable) in, and to a Property.

     "Qualified Ground Lease" means each of the ground leases or subground leases set forth on Schedule 1.1 hereto and for a Future Property means any ground lease (a) which is a direct ground lease granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the lease expressly provides that (i) such lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed) or subject to certain reasonable pre-defined requirements, (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least twenty (20) years, (d) under which no material default has occurred and is continuing, (e) with respect to which a Lien may be granted without the consent of the lessor, (f) which contains lender protection provisions acceptable to the Administrative Agent, including, without limitation, provisions to the effect that (i) the lessor shall notify any holder of a Lien in such lease of the occurrence of any default by the lessee under such lease and shall afford such holder the option to cure such default, and (ii) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease and (g) which is otherwise acceptable in form and substance to the Administrative Agent.

     "RCRA" means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.ss.6901 et seq., and any future amendments.

     "Real Property" for any Senior Housing Asset means the Land and the Improvements for such Senior Housing Asset, including without limitation, parking rights and any and all real property rights to other ancillary functions necessary for the operation of such Senior Housing Asset.

     "Rehabilitation Assets" means healthcare facilities which are used primarily for the provision of services to patients requiring rehabilitative or restorative care, including some or all of the following services but not limited to physical therapy, occupational therapy, speech therapy and other related services.

     "Reimbursement Obligation" is defined in Section 1.2(c) hereof.

     "REIT" means a real estate investment trust under Sections 856-860 of the Code.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

     "REMIC" means Real Estate Mortgage Investment Conduit.

     "REMIC Certificates" means individually or collectively a certificated beneficial interest in a REMIC.

     "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.4043.

     "Required Lenders" means, as of the date of determination thereof (i) if there are three (3) or fewer Lenders, Lenders whose outstanding Loans and interests in Letters of Credit and Unused Commitments constitute more than 66-2/3% of the sum of the total outstanding Loans, interests in Letters of Credit, and Unused Commitments of the Lenders and (ii) if there are more than three (3) Lenders, Lenders whose outstanding Loans and interests in Letters of Credit and Unused Commitments constitute more than 51% of the sum of the total outstanding Loans, interests in Letters of Credit, and Unused Commitments of the Lenders.

     "Responsible Officer" means the Chief Executive Officer, President, Executive Vice President, Chief Operating Officer, Chief Financial Officer, or Treasurer of any Person.

     "Revolving Credit" means the credit facility for making Loans and issuing Letters of Credit described in Sections 1.1 and 1.2 hereof.

     "Rolling Period" means, as of any date, the four Fiscal Quarters ending on or immediately preceding such date.

     "S&P" means Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc.

     "Secured Debt" means as of any date of determination, the aggregate principal amount of all indebtedness outstanding of the Borrower and its Subsidiaries, evidenced by notes, bonds, indebentures or similar instruments and capital lease obligations that are secured by a Lien (other than certain Permitted Encumbrances).

     "Secured Recourse Debt" means Secured Debt that is recourse for payment to the Borrower or its Subsidiaries.

     "Senior Housing Assets" means any Property on which the improvements consist only of one or more of the following: (a) senior apartments, (b) independent living facilities, (c) congregate communities, (d) assisted living facilities, (e) nursing homes, (f) hospitals and (g) other Property primarily used for senior citizen residences or health care services, together with other improvements incidental thereto.

     "Significant Lease" means any Lease under which the Borrower or one of its Subsidiaries is the lessor and which Lease provides for minimum rent payments of $1,000,000 or more during any calendar year.

     "Single Employer Plan" means any Plan that is covered by Title IV of ERISA but is not a Multiemployer Plan.

     "SNF's" is defined in the definition of Capitalization Rate.

     "Stock" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

     "Stock Equivalents" means all securities (other than Stock) convertible into or exchangeable for Stock at the option of the holder, and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

     "Subsidiary" means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term "Subsidiary" means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.

     "Tangible Net Worth" means for each applicable period, total stockholders' equity on the Borrower's consolidated balance sheet as reported in its Form 10-K or 10-Q less all amounts appearing on the assets side of its consolidated balance sheet representing an intangible asset under GAAP.

     "Termination Date" means December 26, 2006, or such earlier date on which the Commitments are terminated in whole pursuant to Section 1.12, 9.2 or 9.3 hereof.

     "Total Asset Value" means the book value, without giving effect to depreciation, of all assets of the Borrower and its Subsidiaries at such time; less (a) the amount, if any, of the Borrower's investment in any unconsolidated subsidiary, joint venture or other similar entity, and (b) all amounts appearing on the assets side of its consolidated balance sheet separately identifiable as intangible assets under GAAP.

     "Total Indebtedness" means, as of a given date, all liabilities of the Borrower and its Subsidiaries which would, in conformity with GAAP, be properly classified as a liability on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date, excluding any amounts categorized as accrued expenses, accrued dividends, deposits held, deferred revenues, minority interests and other liabilities not directly associated with the borrowing of money.

     "Unconsolidated Affiliates" means an Affiliate of the Borrower whose financial statements are not required to be consolidated with the financial statements of the Borrower in accordance with GAAP.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "Unsecured Debt" means, with respect to a Person as of any given date, the aggregate principal amount of all Total Indebtedness of such Person outstanding at such date that is not Secured Indebtedness (excluding Total Indebtedness associated with Unconsolidated Affiliates that is not guaranteed by the Borrower or a Subsidiary of the Borrower) and in the case of the Borrower shall include (without duplication) Total Indebtedness that does not constitute Secured Indebtedness.

     "Unsecured Debt Service" means, for a given period, Debt Service with respect to Unsecured Debt.

     "Unused Commitments" means, at any time, the difference between the Commitments then in effect and the aggregate outstanding principal amount of Loans and L/C Obligations.

     "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

     "Voting Stock" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

     "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

     "Wholly-owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.

     Section 5.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

     Section 5.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

SECTION 6.       REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

     Section 6.1. Organization and Qualification. The Borrower is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Maryland, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying.

     Section 6.2. Subsidiaries. Each Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying. Schedule 6.2 hereto identifies each Subsidiary, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the Borrower or another Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary free and clear of all Liens. Neither the Borrower or any of its Subsidiaries has committed or is obligated to issue Stock Equivalents in any of the Borrower's Subsidiaries to any Person not owned by the Borrower or its Subsidiaries.

     Section 6.3. Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes in evidence thereof, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each Material Subsidiary has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by the Borrower and by each Material Subsidiary have been duly authorized, executed, and delivered by such Person and constitute valid and binding obligations of such Person enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrower or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Borrower or any Material Subsidiary or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of the Borrower or any Material Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Borrower or any Material Subsidiary or any of its Property or (c) result in the creation or imposition of any Lien on any Property of the Borrower or any Material Subsidiary.

     Section 6.4. Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Revolving Credit for its general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

     Section 6.5. Financial Reports. The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2002, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Ernst & Young, LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2003 and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the nine (9) months then ended, heretofore furnished to the Administrative Agent and the Lenders, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither the Borrower nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.

     Section 6.6. No Material Adverse Change. Since September 30, 2003, there has been no event which could reasonably be expected to have a Material Adverse Effect on the Borrower or its Subsidiaries, taken as a whole, except those occurring in the ordinary course of business.

     Section 6.7. Full Disclosure. The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Borrower only represents that the same were prepared on the basis of information and estimates the Borrower believed to be reasonable.

     Section 6.8. Trademarks, Franchises, and Licenses. The Borrower and its Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person.

     Section 6.9. Governmental Authority and Licensing. The Borrower and its Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of the Borrower, threatened.

     Section 6.10. Good Title. The Borrower and its Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 8.8 hereof.

     Section 6.11. Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 6.12. Taxes. Each of the Borrower and its Subsidiaries has filed, or there has been filed on its behalf, all tax returns (federal, state, local and foreign) required to be filed thereby and has paid all taxes shown thereon to be due, including interest, additions to taxes and penalties, or has provided adequate reserves in accordance with GAAP for payment thereof, except where the failure to so file or pay would not cause a Material Adverse Effect on the Borrower and its Subsidiaries taken as whole.

     Section 6.13. Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower or any Subsidiary of any Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.

     Section 6.14. Affiliate Transactions. Neither the Borrower nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than with Wholly-owned Subsidiaries) on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

     Section 6.15. Investment Company; Public Utility Holding Company. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 6.16. ERISA. During the 5-year period before each date as of which this representation is made or deemed made with respect to any Plan (or, with respect to (f) and (h) below, as of the date on which such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has occurred and could reasonably be expected to have a Material Adverse Effect: (a) a Reportable Event; (b) an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA); (c) noncompliance with the applicable provisions of ERISA or the Code; (d) termination of a Single Employer Plan; (e) a Lien on the property of the Borrower or any Subsidiary in favor of the PBGC or a Plan; (f) a complete or partial withdrawal from a Multiemployer Plan by the Borrower or any Commonly Controlled Entity; (g) a liability of the Borrower or a Commonly Controlled Entity under ERISA if the Borrower or such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (h) the Reorganization or Insolvency of any Multiemployer Plan; and (i) an event or condition with respect to which the Borrower or any Commonly Controlled Entity could reasonably be expected to incur any liability in respect of a Former Plan. Neither the Borrower nor any Subsidiary maintains or participates in any Defined Benefit Plan or Multiple Employer Plan.

     Section 6.17. Compliance with Laws. (a) The Borrower and its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Without limiting the representations and warranties set forth in
Section 6.17(a) above, except for such matters, individually or in the aggregate, which could not reasonably be expected to result in a Material Adverse Effect, the Borrower represents and warrants that to the actual knowledge of each respectively that the Borrower and its Subsidiaries, and each of the Properties owned by them: (i) comply in all material respects with all applicable Environmental Laws; (ii) the tenants of the Borrower and its Subsidiaries have obtained all governmental approvals required for the operation of the Properties under any applicable Environmental Law; (iii) the Borrower and its Subsidiaries have no actual knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, about, or off any of the Properties in any material quantity and, to the actual the knowledge of the Borrower, none of the Properties are adversely affected by any Release, threatened Release or disposal of a Hazardous Material originating or emanating from any other property; (iv) none of the Properties contain or have contained any: (1) underground storage tanks in which any Hazardous Material is being or has been treated, stored or disposed of on any Property owned by the Borrower or any Subsidiary, in each case in any manner not in compliance in all material respects with all applicable Environmental Laws, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (5) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law; (v) the Borrower and its Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any of the Properties; (vi) the Borrower and its Subsidiaries have no material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (vii) the Borrower and its Subsidiaries are not subject to, have no notice or actual knowledge of and are not required to give any notice of any Environmental Claim involving the Borrower or any Subsidiary or any of their Properties, and there are no conditions or occurrences at any of their Properties which could reasonably be anticipated to form the basis for an Environmental Claim against the Borrower or any Subsidiary or such Property; (viii) none of the Properties are subject to any, and the Borrower has no actual knowledge of any imminent restriction on the ownership, occupancy, use or transferability of their Properties in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (ix) there are no conditions or circumstances at any of their Properties which pose an unreasonable risk to the environment or the health or safety of Persons.

     Section 6.18. Other Agreements. Neither the Borrower nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default if uncured could reasonably be expected to have a Material Adverse Effect.

     Section 6.19. Solvency. The Borrower and its Subsidiaries are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.

     Section 6.20. No Broker Fees. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated thereby; and the Borrower hereby agrees to indemnify the Administrative Agent and the Lenders against, and agree that they will hold the Administrative Agent and the Lenders harmless from, any claim, demand, or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys' fees) arising in connection with any such claim, demand, or liability.

     Section 6.21. No Default. No Default or Event of Default has occurred and is continuing.

     Section 6.22. Stock of the Borrower. As of the Effective Date, the entire authorized capital stock of the Borrower consists of (i) Series A Cumulative Preferred Stock, 3,064,200 shares; (ii) Series B Cumulative Preferred Stock, 1,988,000 shares; (iii) Series C Cumulative Convertible Preferred Stock, 2,000,000 shares; (iv) Series E Cumulative Convertible Preferred Stock, 2,200,000 shares; (v) Common Stock, 17,800,751 shares; all of which are duly and validly issued and outstanding, fully paid and nonassessable as of the Effective Date. The issuance and sale of such Stock of the Borrower of the Borrower either
(i) has been registered under applicable federal and state securities laws or
(ii) was issued pursuant to an exemption therefrom. The Borrower meets the requirements for taxation as a REIT under the Code.

     Section 6.23. Condition of Property; Casualties; Condemnation. As of the Effective Date, to the actual knowledge of the Borrower or its Material Subsidiaries, each Property owned by them, in all material respects (a) is in good repair, working order and condition, normal wear and tear excepted, (b) is free of structural defects, (c) is not subject to material deferred maintenance and (d) has and will have all building systems contained therein in good repair, working order and condition, normal wear and tear excepted. To the actual knowledge of the Borrower or of any of its Material Subsidiaries, none of the Properties owned by them is currently materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy. No condemnation or other like proceedings that has had, or could reasonably be expected to result in, a Material Adverse Change, are pending and served nor, to the actual knowledge of the Borrower, threatened against any Property owned by it in any manner whatsoever. No casualty has occurred to any such Property that could reasonably be expected to have a Material Adverse Effect.

     Section 6.24. Legal Requirements and Zoning. To the actual knowledge of the Borrower and its Subsidiaries, the use and operation of each Property owned by the Borrower and its Subsidiaries constitutes a legal use under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any material approvals, material restrictions of record or any material agreement affecting any such Property (or any portion thereof).

     Section 6.25. Qualified Ground Leases. The only material leases of Eligible Properties for which either the Borrower or a Guarantor is a lessee are the Qualified Ground Leases. The Property Owner for a Real Property subject to a Qualified Ground Lease is the lessee under such Qualified Ground Lease and no consent is necessary to such Person being the lessee under such Qualified Ground Lease which has not already been obtained. The Qualified Ground Leases are in full force and effect and no defaults exist thereunder.

     Section 6.26. No Defaults; Landlord is in Compliance with Leases. Schedule
6.26 hereto identifies each Significant Lease in existence on the date hereof, the Property which is demised pursuant to each Significant Lease and the name of each landlord and lessee under each Significant Lease. As of the Effective Date:
(i) none of the tenants under Significant Leases on Properties owned by the Borrower, Material Subsidiaries or any other Subsidiary of the Borrower are in default for a period in excess of 60 days on the monthly minimum rent payments due under such Significant Leases and (ii) no other tenants on other Leases that in the aggregate generate more than $4,000,000 in annual contractual rents payable to the Borrower or its Subsidiaries are in default for a period in excess of 60 days on the monthly minimum rent payments due under such Leases.

SECTION 7.       CONDITIONS PRECEDENT.

     The obligation of each Lender to advance, continue or convert any Loan (other than the continuation of, or conversion into, an Adjusted Base Rate Loan) or of the L/C Issuer to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit under this Agreement, shall be subject to the following conditions precedent:

     Section 7.1. All Credit Events. At the time of each Credit Event hereunder:

          (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date;

          (b) the Borrower and each Subsidiary shall be in compliance with all of the terms and conditions hereof and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

          (c) in the case of a Borrowing the Administrative Agent shall have received the notice required by Section 1.5 hereof and a Borrowing Base Certificate in the form attached hereto as Exhibit E, in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 2.1 hereof, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the L/C Issuer together with fees called for by
     Section 2.1 hereof; and

          (d) such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent, the L/C Issuer, or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

     Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (c), both inclusive, of this Section.

     Section 7.2. Initial Credit Event. Before or concurrently with the initial Credit Event:

          (a) the Administrative Agent shall have received for each Lender this Agreement duly executed by the Borrower and its Material Subsidiaries, as Guarantors, and the Lenders;

          (b) the Administrative Agent shall have received for each Lender such Lender's duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.10 hereof;

          (c) the Administrative Agent shall have received for each Lender copies of the Borrower's and each Material Subsidiary's articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

          (d) the Administrative Agent shall have received for each Lender copies of resolutions of the Borrower's and each Material Subsidiary's Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on the Borrower's and each Material Subsidiary's behalf, all certified in each instance by its Secretary or Assistant Secretary;

          (e) the Administrative Agent shall have received for each Lender copies of the certificates of good standing for the Borrower and each Material Subsidiary from the office of the secretary of the state of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization;

          (f) the Administrative Agent shall have received for each Lender a list of the Borrower's Authorized Representatives;

          (g) the Administrative Agent shall have received for itself and for the Lenders the initial fees called for by Section 2.1 hereof;

          (h) each Lender shall have received a Borrowing Base Certificate containing calculations of the Borrowing Base and Schedule 1.1 (form of which is attached hereto) and a Compliance Certificate;

          (i) the Administrative Agent shall have received UCC searches with respect to Borrower and each Guarantor and UCC termination statements for any existing UCC financing statements that are not Permitted Liens;

          (j) the Administrative Agent shall have received for each Lender the favorable written opinion of counsel (attached as Exhibit I hereto) to the Borrower and each Material Subsidiary, in form and substance satisfactory to the Administrative Agent; and

          (k) the Administrative Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

     Section 7.3. Eligible Property Additions and Deletions to the Borrowing Base. As of the date of this Agreement, the Borrower represents to the Required Lenders and the Administrative Agent that the Initial Properties qualify as Eligible Properties and that the information provided on Schedule 1.1 is true and correct.

     Upon 10 Business Days prior written notice from the Borrower to the Administrative Agent, the Borrower can designate that a Property be added (subject to the other requirements for a Property qualifying as an Eligible Property) or deleted as an Eligible Property. Such notice shall be accompanied by a Borrowing Base Certificate setting forth the components of the Borrowing Base as of the addition or deletion of the designated Property as an Eligible Property, and (x) with respect to an addition, the certificate required above and (y) with respect to a deletion, Borrower's certification in such detail as reasonably required by the Administrative Agent that such deletion shall not (A) cause the Eligible Properties in the aggregate to violate the Borrowing Base Requirements, (B) cause a Default, or (C) cause or result in the Borrower failing to comply with any of the financial covenants contained herein. Each addition shall be in a minimum amount equal to $5,000,000 Borrowing Base Value and shall be subject to approval by the Required Lenders.

     Notwithstanding anything contained in this Agreement to the contrary, the Required Lenders in their reasonable discretion may (a) at the Borrower's request, add a Property as an Eligible Property despite the failure of such Property to otherwise qualify as an Eligible Property and (b) upon five (5) Business Days' prior written notice to the Borrower, designate that a Property is no longer an Eligible Property upon their determination that such Property ceases to meet the criteria set forth in the definition of Eligible Property, provided however, that if during such five (5) Business Day Period the Borrower can satisfy those requirements deemed unsatisfied by the Required Lenders, such Property shall remain an Eligible Property.

     Furthermore, if no Default exists at the time of any deletion of a Property from qualifying as an Eligible Property, any Material Subsidiary which owned such Property, but that does not otherwise own any other Eligible Property, shall be released from its obligations under its Guaranty.

SECTION 8.       COVENANTS.

     The Borrower agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 13.13 hereof:

     Section 8.1. Maintenance of Business. (i) The Borrower shall, and shall cause each Material Subsidiary to, preserve and maintain its existence, except as otherwise provided in Section 8.10(c) hereof. The Borrower shall, and shall cause each Material Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business.

     (ii)(a) the Common Stock of the Borrower shall at all times be duly listed on the New York Stock Exchange, Inc., the American Stock Exchange or the National Association of Securities Dealers Automated Quotation and (b) the Borrower shall timely file all reports required to be filed by it with the New York Stock Exchange, Inc., the American Stock Exchange or the National Association of Securities Dealers Automated Quotation and the Securities and Exchange Commission.

     Section 8.2. Maintenance of Properties. The Borrower and each Material Subsidiary shall cause each of its tenants to, maintain, preserve, and keep its Property in working order and condition (ordinary wear and tear excepted) and to maintain the value of such Property in all material respects, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person.

     Section 8.3. Taxes and Assessments. The Borrower and each Material Subsidiary shall cause its tenants to duly pay and discharge, all taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, that individually or collectively would materially impair the value of such Property, and in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

     Section 8.4. Insurance. The Borrower and each Material Subsidiary shall maintain or cause its tenants to maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar Properties in the same general areas in which the Borrower or such Subsidiary owns such Properties.

     Section 8.5. Financial Reports. The Borrower shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the Borrower and each Subsidiary as the Administrative Agent or such Lender may reasonably request; and without any request, shall furnish to the Administrative Agent and the Lenders the following:

          (a) as soon as available, and in any event within 45 days after the last day of each Fiscal Quarter, a Borrowing Base Certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of such Fiscal Quarter, prepared by the Borrower and certified to by its chief financial officer or another officer of the Borrower acceptable to the Administrative Agent;

          (b) as soon as available, and in any event within 45 days after the close of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Borrower a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of such Fiscal Quarter and the consolidated statements of income, and cash flows of the Borrower and its Subsidiaries for the Fiscal Quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP and certified to by its chief financial officer or another officer of the Borrower acceptable to the Administrative Agent (the delivery of the Borrower's Form 10-Q shall satisfy this requirement);

          (c) with each of the financial statements furnished to the Lenders pursuant to subsections (b) and (d) hereof, a written certificate ("Compliance Certificate") in the form attached hereto as Exhibit F signed by the chief financial officer of the Borrower or another officer of the Borrower acceptable to the Administrative Agent to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 8.21 hereof; and

          (d) as soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of the fiscal year then ended and the consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied in the case of the consolidated financial statements by an unqualified opinion of Ernst & Young, LLP or another firm of independent public accountants of recognized national standing, selected by the Borrower and reasonably satisfactory to the Administrative Agent and the Required Lenders, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances (the delivery of the Borrower's Form 10-K shall satisfy this requirement);

          (e) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Borrower's or any Subsidiary's operations and financial affairs given to it by its independent public accountants;

          (f) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10-K, Form 10-Q and Form 8-K reports) filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

          (g) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the Borrower's consolidated projections of revenues, expenses and balance sheet on a quarter-by-quarter basis, with such projections in reasonable detail prepared by the Borrower and in form satisfactory to the Administrative Agent (which shall include a summary of all significant assumptions made in preparing such business plan);

          (h) notice of any Change of Control;

          (i) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or of the occurrence of any Default or Event of Default hereunder;

          (j) within 45 days of the end of each of the first 3 Fiscal Quarters and within 90 days after the close of the last Fiscal Quarter of the year
     (i) a list of all newly formed or acquired Subsidiaries during such quarter (such list shall contain the information relative to such new Subsidiaries as set forth in Schedule 6.2 hereto); (ii) a list of newly executed Significant Leases or Qualified Ground Leases during such quarter (upon receipt of which Schedule 1.1 and/or Schedule 6.26 shall be deemed amended to include references to such Significant Lease and/or Qualified Ground Leases); (iii) a copy of any notice of a material default or any other material notice (including without limitation property condition reviews) received by the Borrower or any Guarantor from any ground lessor under a Qualified Ground Lease or a Lease during such quarter and (iv) a schedule showing for such quarter (a) any Significant Lease that was or is continuing to be in default with respect to monthly minimum rent payments in excess of 60 days, and (b) any other Leases that in the aggregate generate more than $4,000,000 in annual contractual rents payable to the Borrower or its Subsidiaries that were or are continuing to be in default for a period in excess of 60 days on the monthly minimum rent payments due under such Leases; and

          (k) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice to each Lender if a Lease of any Property included in the Borrowing Base Value is more than thirty (30) days past due.

     Section 8.6. Inspection. The Borrower shall, and shall cause each Subsidiary to, permit the Administrative Agent, each Lender, and each of their duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with the Administrative Agent and such Lenders the finances and affairs of the Borrower and its Subsidiaries) at such reasonable times and intervals as the Administrative Agent or any such Lender may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to the Borrower.

     Section 8.7. Office of Foreign Asset Control. Neither Borrower nor any Guarantor is (or will be) a person with whom a Lender is restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury of the United States of America (including, those Persons named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, Borrower hereby agrees to provide to any Lender with any additional information that the Lender deems necessary from time to time in order to ensure compliance with all applicable Laws concerning money laundering and similar activities.

     Section 8.8. Liens. The Borrower shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent any Permitted Liens.

     Section 8.9. Investments, Acquisitions, Loans and Advances. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:

          (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

          (b) investments in commercial paper rated at least P-1 by Moody's and at least A-1 by S&P maturing within one year of the date of issuance thereof;

          (c) investments in certificates of deposit issued by any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

          (d) investments in repurchase obligations with a term of not more than 7 days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

          (e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections
     (a), (b), (c), and (d) above;

          (f) the Borrower's investments from time to time in its Subsidiaries, and investments made from time to time by a Subsidiary in one or more of its Subsidiaries;

          (g) intercompany advances made from time to time among the Borrower and its Subsidiaries in the ordinary course of business to finance working capital needs;

          (h) investments in Permitted Acquisitions;

          (i) investments held by the Borrower and its Subsidiaries as of the date of this Agreement;

          (j) investments in joint ventures in an amount not to exceed $30,000,000 in the aggregate at any one time outstanding excluding investments in joint ventures existing prior to the date of this Agreement;

          (k) Assets Under Development in an amount not to exceed $20,000,000 in the aggregate at any one time outstanding excluding Assets Under Development existing prior to the date of this Agreement;

          (l) Rehabilitation Assets in an amount not to exceed $50,000,000 in the aggregate at any one time outstanding excluding Rehabilitation Assets existing prior to the date of this Agreement;

          (m) investments in the corporate headquarters of the Borrower located at 22917 Pacific Coast Highway, Malibu, CA, in an amount not to exceed $10,000,000 at any one time outstanding excluding investments in the corporate headquarters of the Borrower existing prior to the date of this Agreement;

          (n) investments in REMIC's pertaining to issues for which the Borrower is both the issuer and the servicer in an amount not to exceed $10,000,000 in the aggregate at any one time outstanding excluding investments in REMIC's of the Borrower existing prior to the date of this Agreement;

          (o) investments in publicly traded debt or equity instruments issued by companies engaged in the healthcare industry in an amount not to exceed $30,000,000 excluding investments in publicly traded debt or equity instruments existing prior to the date of this Agreement; and

          (p) investments received in connection with a workout of any obligation owed to Borrower or its Subsidiaries.

Investments of the type described in Sections (j), (k), (l), (m) (n) and (o) immediately preceding shall at no time exceed $80,000,000 in the aggregate at any one time outstanding. In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

     Section 8.10. Mergers, Consolidations and Sales. The Borrower will not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions) any of its Property (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, or permit any Subsidiary to do so; provided, however, that the Borrower may merge or consolidate with another Person, including a Subsidiary, if (A) the Borrower is the surviving corporation, (B) the Borrower will be in pro forma compliance with all provisions of this Agreement upon and after such merger or consolidation and (C) the Borrower will not engage in any material line of business substantially different from that engaged in on the Closing Date and; further provided, however, that so long as no Default or Event of Default exists this Section shall not apply to nor operate to prevent:

          (a) the sale, transfer, lease or other disposition of Property of the Borrower and its Subsidiaries to one another in the ordinary course of its business;

          (b) the merger of any Subsidiary with and into the Borrower or any other Subsidiary, provided that, in the case of any merger involving the Borrower, the Borrower is the corporation surviving the merger;

          (c) the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the Borrower or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business; and

          (d) the sale, transfer, lease or other disposition of Property of the Borrower or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) aggregating for the Borrower and its Subsidiaries not more than $100,000,000 during any fiscal year of the Borrower; further provided however, that if such disposition during such Fiscal Quarter exceeds $5,000,000 and together with any other dispositions made during the preceding three Fiscal Quarters of the Borrower in the aggregate exceed $50,000,000, then for such disposition(s) the Borrower shall provide to the Administrative Agent covenant calculations for the covenants contained in Section 8.21, showing that the projected effect of such disposition(s) have been contemplated and have been projected into the expected operating results and financial position of the Borrower for the Fiscal Quarter in which the disposition occurs, and demonstrating that such disposition(s) are not reasonably expected to cause a violation of the
     Section 8.21 covenants applicable to the Fiscal Quarter.

     Section 8.11. Maintenance of Material Subsidiaries. The Borrower shall not assign, sell or transfer, nor shall it permit any Material Subsidiary to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Material Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) Liens on the capital stock or other equity interests of Material Subsidiaries granted to the Administrative Agent, (b) the issuance, sale, and transfer to any person of any shares of capital stock of a Material Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Material Subsidiary, and
(c) any transaction permitted by Section 8.10(b) above.

     Section 8.12. Dividends and Certain Other Restricted Payments. Provided no Default has occurred and is continuing or would result therefrom, the Borrower may in any Fiscal Quarter, based on the immediately preceding Rolling Period, make cash payments to its shareholders with respect to the Stock of the Borrower (including in connection with the repurchase of Stock or Stock Equivalents) which with the previous such cash payments in the three immediately preceding Fiscal Quarters are not in excess of the greater of (i) ninety percent (90%) of the Funds From Operations of the Borrower during such preceding Rolling Period and (ii) the greater of (A) the amount required for the Borrower to maintain its status as a REIT or (B) the amount required to ensure that the Borrower will avoid imposition of an excise tax for failure to make certain minimum distributions on a calendar year basis; further provided however that purchases of Preferred Stock shall not be deemed to be a distribution pursuant to this
Section 8.12 and nothing otherwise contained herein shall limit the Borrower's ability to purchase shares of its Preferred Stock provided that (i) such purchases of Preferred Stock are not in excess of $50,000,000 in any calendar year, or (ii) such purchases are paid for with proceeds generated from the issuance of equity securities by the Borrower.

     Section 8.13. ERISA. The Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. The Borrower shall, and shall cause each Subsidiary to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor,
(c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

     Section 8.14. Compliance with Laws. (a) The Borrower shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state, and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.

     (b) Without limiting the agreements set forth in Section 8.14(a) above, for each of its owned Properties, respectively, the Borrower shall, and shall cause each Subsidiary to require that each tenant and subtenant, if any, of any of the Properties or any part thereof, at all times, do the following to the extent the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with all applicable Environmental Laws; (ii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for operations at each of the Properties and (iii) cause to be cured any material violation by it or at any of the Properties of applicable Environmental Laws.

     Section 8.15. Burdensome Contracts With Affiliates. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with Wholly-owned Subsidiaries) on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

     Section 8.16. No Changes in Fiscal Year. The fiscal year of the Borrower and its Subsidiaries ends on December 31st of each year; and the Borrower shall not, nor shall it permit any Subsidiary to, change its fiscal year from its present basis.

     Section 8.17. Intentionally Omitted.

     Section 8.18. Change in the Nature of Business. The Borrower shall not, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Borrower and its Subsidiaries would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date. As of the Closing Date, the general nature of the business of the Borrower and its Subsidiaries is primarily the business of the acquisition, financing and ownership of Senior Housing Assets and other business activities incidental thereto.

     Section 8.19. Use of Loan Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.

     Section 8.20. No Restrictions. Except as provided herein, the Borrower shall not, nor shall it permit any Subsidiary (except for bankruptcy remote subsidiaries established in connection with (i) any securitization or participation transaction or with any Permitted Lien or (ii) any ownership of fee simple real estate Properties not exceeding $200,000,000 individually or in the aggregate) to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower or any Subsidiary to: (a) pay dividends or make any other distributions on any Subsidiary's capital stock or other equity interests owned by the Borrower or any other Subsidiary, (b) pay any indebtedness owed to the Borrower or any other Subsidiary, (c) make loans or advances to the Borrower or any other Subsidiary, (d) transfer any of its Property to the Borrower or any other Subsidiary provided however, that the foregoing does not impose any limitation on transfers of property that is subject to a Permitted Lien or (e) guarantee the Obligations and/or grant Liens on its assets to the Administrative Agent as required by the Loan Documents.

     Section 8.21. Financial Covenants. (a) Maximum Total Indebtedness to Total Asset Value Ratio. As of the last day of each Fiscal Quarter of the Borrower, the Borrower shall not permit the ratio of Total Indebtedness to Total Asset Value to be greater than .50 to 1.0.

     (b) Maximum Secured Debt to Total Asset Value Ratio. As of the last day of each Fiscal Quarter of the Borrower, the Borrower shall not permit the ratio of Secured Debt to Total Asset Value to be greater than .35 to 1.0

     (c) Minimum EBITDA to Interest Expense Ratio. As of the last day of each Rolling Period of the Borrower, the Borrower shall not permit the ratio of EBITDA to Interest Expense to be less than 2.50 to 1.0.

     (d) Minimum EBITDA to Fixed Charges Ratio. As of the last day of each Rolling Period of the Borrower through the quarter ended June 30, 2004, the Borrower shall not permit the ratio of EBITDA to Fixed Charges to be less than
1.45 to 1.0 and as the last day of each Rolling Period thereafter the Borrower shall not permit the ratio of EBITDA to Fixed Charges to be less than 1.50 to 1.0.

     (e) Limitations on Secured Recourse Debt. The Borrower and its Subsidiaries shall not on any date on a consolidated basis permit the Secured Recourse Debt to exceed $15,000,000.

     (f) Maintenance of Net Worth. The Borrower shall at all times maintain a Tangible Net Worth of not less than the sum of (a) $295,000,000 plus (b) 85% of the aggregate net proceeds received by the Borrower or any of its Subsidiaries after the Closing Date in connection with any offering of Stock or Stock Equivalents of the Borrower or the Subsidiaries that results in an increase of Tangible Net Worth.

     (g) Floating Rate Debt. On any date, the Borrower and its Subsidiaries shall not, on a consolidated basis, have outstanding floating rate debt that is neither at a fixed rate or hedged pursuant to a derivative contract greater than 40% of Total Asset Value.

     Section 8.22. Borrowing Base Covenants. (a) The Borrower shall cause the Eligible Properties in the Borrowing Base to at all times comply with the Borrowing Base Requirements; provided that if the requirements of clauses (a),
(b), (c) or (d) of the definition of Borrowing Base Requirements are not met, then within 2 Business Days of notice of such failure either (i) the Borrower shall have cured such failure or (ii) for Borrowing Base purposes the Borrower shall have lowered the Borrowing Base Value of those Eligible Properties that contributed to such failure to the point that such failure no longer exists.

     (b) Minimum Borrowing Base Value. The Borrower shall at all times maintain a Borrowing Base Value of not less than $50,000,000.

     (c) Minimum Eligible Property NOI to Credit Facility Debt Service Ratio. As of the last day of each Fiscal Quarter of the Borrower, the Borrower shall not permit the ratio of Eligible Property NOI to Credit Facility Debt Service to be less than 2.25 to 1.0.

SECTION 9.       EVENTS OF DEFAULT AND REMEDIES.

     Section 9.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

          (a) default in the payment when due of all or any part of the principal on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation payable hereunder or under any other Loan Document;

          (b) default within three (3) Business Days of when due in the payment of all or any part of the interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any fee or other Obligation payable hereunder or under any other Loan Document;

          (c) default in the observance or performance of any covenant set forth in Sections 8.1, 8.8, 8.9, 8.10, 8.11, 8.12, 8.21 or 8.22 hereof;

          (d) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of the Borrower or (ii) written notice thereof is given to the Borrower by the Administrative Agent;

          (e) any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

          (f) any event occurs or condition exists (other than those described in subsections (a) through (e) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void;

          (g) default shall occur under any Indebtedness for Borrowed Money issued, assumed or guaranteed by the Borrower or any Subsidiary aggregating in excess of $10,000,000 or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

          (h) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against the Borrower or any Subsidiary, or against any of its Property, in an aggregate amount in excess of $10,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days;

          (i) the Borrower or any Subsidiary, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $10,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any Subsidiary, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any Subsidiary, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

          (j) any Change of Control shall occur;

          (k) the Borrower or any Material Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(l) hereof;

          (l) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary, or any substantial part of any of its Property, or a proceeding described in
     Section 9.1(k)(v) shall be instituted against the Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days;

          (m) default or event of default has occurred under any Qualified Ground Lease;

          (n) there shall be a determination from the applicable Governmental Authority from which no appeal can be taken that the Borrower's tax status as a REIT has been lost; or

          (o) the Borrower at any time hereafter fails to cause the Common Stock of the Borrower to be duly listed on the New York Stock Exchange, Inc., the American Stock Exchange or the National Association of Securities Dealers Automated Quotation.

     Section 9.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsection (k) or (l) of Section 9.1 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the
Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Borrower immediately pay to the Administrative Agent the full amount then available for drawing under each or any Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.1(d) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

     Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsections (k) or (l) of Section 9.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Administrative Agent the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

     Section 9.4. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.8(b) or under Section 9.2 or 9.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

     (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Administrative Agent, and to the payment of the unpaid balance of any other Obligations. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer. If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrower to the L/C Issuer, the Administrative Agent or the Lenders; provided, however, that if (i) the Borrower shall have made payment of all such obligations referred to in subsection (a) above and
(ii) no Letters of Credit, Commitments, Loans or other Obligations remain outstanding hereunder, then the Administrative Agent shall release to the Borrower any remaining amounts held in the Collateral Account.

     Section 9.5. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 9.1(d) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

     Section 9.6. Expenses. The Borrower agrees to pay to the Administrative Agent and each Lender, and any other holder of any Note outstanding hereunder, all costs and expenses reasonably incurred or paid by the Administrative Agent and such Lender or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any Subsidiary as a debtor thereunder).

SECTION 10.      CHANGE IN CIRCUMSTANCES.

     Section 10.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and such Lender's obligations to make or maintain Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Lender by means of Adjusted Base Rate Loans from such Lender, which Adjusted Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.

     Section 10.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

          (a) the Administrative Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

          (b) the Required Lenders advise the Administrative Agent that (i) LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period or (ii) that the making or funding of Eurodollar Loans become impracticable, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended.

     Section 10.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Lender (or its Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurodollar Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Eurodollar Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement or any other Loan Document in respect of its Eurodollar Loans, Letter(s) of Credit, any participation therein, any Reimbursement Obligations owed to it, or its obligation to make Eurodollar Loans, or issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurodollar Loans, or to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Eurodollar Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

     (b) If, after the date hereof, any Lender or the Administrative Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has had the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c) A certificate of a Lender claiming compensation under this Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 10.4. Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Section 10.3 hereof or to avoid the unavailability of Eurodollar Loans under Section 10.2 hereof, so long as such designation is not otherwise disadvantageous to the Lender.

     Section 10.5. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurodollar Loans shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan's Interest Period, and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 11.      THE ADMINISTRATIVE AGENT.

     Section 11.1. Appointment and Authorization of Administrative Agent. Each Lender hereby appoints Bank of Montreal, Chicago Branch, as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein.

     Section 11.2. Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Loan Documents. The term "Lender" as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender. References in Section 1 hereof to the Administrative Agent's Loans, or to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Lender.

     Section 11.3. Action by Administrative Agent. If the Administrative Agent receives from the Borrower a written notice of an Event of Default pursuant to
Section 8.5 hereof, the Administrative Agent shall promptly give each of the Lenders written notice thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.2 and 9.5. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.


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

     Section 11.4. Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 11.5. Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrower and its Subsidiaries, and the Administrative Agent shall have no liability to any Lender with respect thereto.

     Section 11.6. Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.

     Section 11.7. Resignation or Removal of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. The Administrative Agent may be removed for gross negligence or willful misconduct at any time by written notice from the Required Lenders to the Administrative Agent and the Borrower. Upon any such resignation or removal of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent from the Lenders or if no Lender is willing to serve as Administrative Agent, a third party. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which may be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 11 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns or is removed and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and the Borrower shall be directed to make all payments due each Lender hereunder directly to such Lender.

     Section 11.8. L/C Issuer. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 11 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 11, included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer.

     Section 11.9. Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as "syndication agents," "documentation agents," "arrangers," or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

SECTION 12.      THE GUARANTEES.

     Section 12.1. The Guarantees. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Material Subsidiary party hereto (including any Material Subsidiary formed or acquired after the Closing Date executing an Additional Guarantor Supplement in the form attached hereto as Exhibit G or such other form acceptable to the Administrative Agent) hereby unconditionally and irrevocably guarantee jointly and severally to the Administrative Agent, the Lenders, and their Affiliates, the due and punctual payment of all present and future Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Notes, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by the Borrower under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including interest which, but for the filing of a petition in bankruptcy, would otherwise accrue on any such indebtedness, obligation, or liability). In case of failure by the Borrower or other obligor punctually to pay any Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower or such obligor.

     Section 12.2. Guarantee Unconditional. The obligations of each Guarantor under this Section 12 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the Borrower or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

          (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

          (c) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, the Borrower or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or other obligor or of any other guarantor contained in any Loan Document;

          (d) the existence of any claim, set-off, or other rights which the Borrower or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, or any other Person, whether or not arising in connection herewith;

          (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower or other obligor, any other guarantor, or any other Person or Property;

          (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower or other obligor, regardless of what obligations of the Borrower or other obligor remain unpaid;

          (g) any invalidity or unenforceability relating to or against the Borrower or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or other obligor or any other guarantor of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable under the Loan Documents; or

          (h) any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 12.

     Section 12.3. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Section 12 shall remain in full force and effect until the Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Notes and all other amounts payable by the Borrower and the Guarantors under this Agreement and all other Loan Documents and, if then outstanding and unpaid. If at any time any payment of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable by the Borrower or other obligor or any Guarantor under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or other obligor or of any guarantor, or otherwise, each Guarantor's obligations under this Section 12 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

     Section 12.4. Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations shall have been paid in full subsequent to the termination of all the Commitments and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable by the Borrower hereunder and the other Loan Documents and (y) the termination of the Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders (and their Affiliates) or be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

     Section 12.5. Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, or any other Person against the Borrower or other obligor, another guarantor, or any other Person.

     Section 12.6. Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 12 shall not exceed $1.00 less than the lowest amount which would render such Guarantor's obligations under this Section 12 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.

     Section 12.7. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower or other obligor under this Agreement or any other Loan Document, is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

     Section 12.8. Benefit to Guarantors. The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.

     Section 12.9. Guarantor Covenants. Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.


SECTION 13.      MISCELLANEOUS.

     Section 13.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 13.1(b) hereof, each payment by the Borrower and the Guarantors under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower or such Guarantor is domiciled, any jurisdiction from which the Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower or such Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon, and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the Borrower or such Guarantor shall reimburse the Administrative Agent or such Lender for that payment on demand in the currency in which such payment was made. If the Borrower or such Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

     (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent on or before the date the initial Credit Event is made hereunder or, if later, the date such financial institution becomes a Lender hereunder, two duly completed and signed copies of
(i) either Form W-8 BEN (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form W-8 ECI (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Thereafter and from time to time, each Lender shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and such other certificates as may be (i) requested by the Borrower in a written notice, directly or through the Administrative Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Obligations. Upon the request of the Borrower or the Administrative Agent, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent a certificate to the effect that it is such a United States person.

     (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 13.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     Section 13.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 13.3. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

     Section 13.4. Documentary Taxes. The Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 13.5. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     Section 13.6. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.11, 10.3, and 13.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

     Section 13.7. Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder.

     Section 13.8. Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to the Lenders and the Administrative Agent shall be addressed to their respective addresses or telecopier numbers set forth on the signature pages hereof, and to the Borrower or any Guarantor to:

                           LTC Properties, Inc.
                           22917 Pacific Coast Highway, Ste. 350
                           Malibu, California  90265
                           Attention:       Chief Financial Officer
                           Telephone:       (805) 981-8655
                           Telecopy:        (805) 981-8663

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or on the signature pages hereof and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

     Section 13.9. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 13.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and the Guarantors and their successors and assigns, and shall inure to the benefit of the Administrative Agent and each of the Lenders and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations. The Borrower and the Guarantors may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Lenders.

     Section 13.11. Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments held by such Lender at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 1.11 and Section 10.3 hereof. The Borrower authorizes each Lender to disclose to any participant or prospective participant under this Section any financial or other information pertaining to the Borrower or any Subsidiary.

     Section 13.12. Assignments. (a) Each Lender shall have the right at any time, with the prior consent of the Administrative Agent (and the L/C Issuers, if other than the Administrative Agent) and, so long as no Event of Default then exists, the Borrower (which consent of the Borrower shall not be unreasonably withheld) to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Notes then held by such assigning Lender, together with an equivalent percentage of its obligation to make Loans and participate in Letters of Credit) to one or more commercial banks or other financial institutions or investors, provided that, unless otherwise agreed to by the Administrative Agent, such assignment shall be of a fixed percentage (and not by its terms of varying percentage) of the assigning Lender's rights and obligations under the Loan Documents; provided, however, that in order to make any such assignment (i) unless the assigning Lender is assigning all of its Commitments, outstanding Loans and interests in Letters of Credit Obligations, the assigning Lender shall retain at least $5,000,000 in unused Commitments, outstanding Loans and interests in Letters of Credit, (ii) the assignee Lender shall have Commitments, outstanding Loans and interests in Letters of Credit of at least $5,000,000, (iii) each such assignment shall be evidenced by a written agreement (substantially in the form attached hereto as Exhibit H or in such other form acceptable to the Administrative Agent) executed by such assigning Lender, such assignee Lender or Lenders, the Administrative Agent (and the L/C Issuers, if other than the Administrative Agent) and, if required as provided above, the Borrower, which agreement shall specify in each instance the portion of the Obligations which are to be assigned to the assignee Lender and the portion of the Commitments of the assigning Lender to be assumed by the assignee Lender, and (iv) the assigning Lender shall pay to the Administrative Agent a processing fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Administrative Agent in connection with any such assignment agreement. Any such assignee shall become a Lender for all purposes hereunder to the extent of the rights and obligations under the Loan Documents it assumes and the assigning Lender shall be released from its obligations, and will have released its rights, under the Loan Documents to the extent of such assignment. The address for notices to such assignee Lender shall be as specified in the assignment agreement executed by it. Promptly upon the effectiveness of any such assignment agreement, the Borrower shall execute and deliver replacement Notes to the assignee Lender and the assigning Lender in the respective amounts of their Commitments (or assigned principal amounts, as applicable) after giving effect to the reduction occasioned by such assignment (all such Notes to constitute "Notes" for all purposes of the Loan Documents), and the assignee Lender shall thereafter surrender to the Borrower its old Notes. The Borrower authorizes each Lender to disclose to any purchaser or prospective purchaser of an interest in the Loans and interest in Letters of Credit owed to it or its Commitments under this Section any financial or other information pertaining to the Borrower or any Subsidiary. Notwithstanding any other provision hereof, neither the Borrower nor any of its Subsidiaries or Affiliates may at any time hold any interest whether by assignment or otherwise in the Loan Documents, as a Lender.

     (b) Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

     Section 13.13. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent or the L/C Issuer are affected thereby, the Administrative Agent or such L/C Issuer, as applicable; provided that:

          (i) no amendment or waiver pursuant to this Section 13.13 shall (A) increase any Commitment of any Lender without the consent of such Lender or
     (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder;

          (ii) no amendment or waiver pursuant to this Section 13.13 shall, unless signed by each Lender, increase the aggregate Commitments of the Lenders, change the definitions of Termination Date or Required Lenders, change the provisions of this Section 13.13, release any material guarantor or any substantial part of the Collateral (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document; and

          (iii) no amendment to Section 12 hereof shall be made without the consent of the Guarantor(s) affected thereby.

     Section 13.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     Section 13.15. Costs and Expenses; Indemnification. (a) The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, and administration of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify the Administrative Agent, each Lender, and their respective directors, officers, employees, agents, financial advisors, and consultants against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Administrative Agent or a Lender at any time, shall reimburse the Administrative Agent or such Lender for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     (b) The Borrower unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, the Administrative Agent and the Lenders for any damages, costs, loss or expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (ii) the operation or violation of any environmental law, whether federal, state, or local, and any regulations promulgated thereunder, by the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (iii) any claim for personal injury or property damage in connection with the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by the Borrower or any Subsidiary made herein or in any other Loan Document evidencing or securing any Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the willful misconduct or gross negligence of the party claiming indemnification. This indemnification shall survive the payment and satisfaction of all Obligations and the termination of this Agreement, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of Administrative Agent and the Lenders directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

     Section 13.16. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and each subsequent holder of any Obligation is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower or such Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower or such Guarantor, whether or not matured, against and on account of the Obligations of the Borrower or such Guarantor to that Lender or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     Section 13.17. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

     Section 13.18. Governing Law. This Agreement and the other Loan Documents (except as otherwise specified therein), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of New York.

     Section 13.19. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

     Section 13.20. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document ("Excess Interest"). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control,
(b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower's Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower's Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower's Obligations had the rate of interest not been limited to the Maximum Rate during such period.

     Section 13.21. Construction. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

     Section 13.22. Lender's Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

     Section 13.23. Submission to Jurisdiction; Waiver of Jury Trial. The Borrower and the Guarantors hereby submit to the nonexclusive jurisdiction of the Federal Courts located in New York, New York and of any New York State court sitting in the City of New York for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT, AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.


                           [SIGNATURE PAGES TO FOLLOW]

     This Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

                                     "BORROWER"

                                     LTC PROPERTIES, INC.



                                     By
                                        Name     /s/Andre Dimitriadis
                                                 ------------------------
                                        Title    Chairman & CEO
                                                 ------------------------


                                     By
                                        Name     /s/Wendy Simpson
                                                 ------------------------
                                        Title    Vice Chairman & CFO
                                                 ------------------------

                                     "GUARANTORS"

                                     LTC-WEST, INC.



                                     By
                                        Name     /s/Andre Dimitriadis
                                                 ------------------------
                                        Title    Chairman & CEO
                                                 ------------------------



                                     By
                                        Name     /s/Wendy Simpson
                                                 ------------------------
                                        Title    Vice Chairman & CFO
                                                 ------------------------



                                     FLORIDA-LTC, INC.



                                     By
                                        Name     /s/Andre Dimitriadis
                                                 ------------------------
                                        Title    Chairman & CEO
                                                 ------------------------



                                     By
                                        Name     /s/Wendy Simpson
                                                 ------------------------
                                        Title    Vice Chairman & CFO
                                                 ------------------------

                                     LTC GP I, INC.



                                     By
                                        Name     /s/Andre Dimitriadis
                                                 ------------------------
                                        Title    Chairman & CEO
                                                 ------------------------



                                     By
                                        Name     /s/Wendy Simpson
                                                 ------------------------
                                        Title    Vice Chairman & CFO
                                                 ------------------------


                                     LTC GP VI, INC.



                                     By
                                        Name     /s/Andre Dimitriadis
                                                 ------------------------
                                        Title    Chairman & CEO
                                                 ------------------------



                                     By
                                        Name     /s/Wendy Simpson
                                                 ------------------------
                                        Title    Vice Chairman & CFO
                                                 ------------------------


                                     NORTH CAROLINA REAL ESTATE INVESTMENTS LLC



                                     By
                                        Name     /s/Andre Dimitriadis
                                                 ------------------------
                                        Title    Chairman & CEO
                                                 ------------------------



                                     By
                                        Name     /s/Wendy Simpson
                                                 ------------------------
                                        Title    Vice Chairman & CFO
                                                 ------------------------

                                     EDUCATION PROPERTIES INVESTORS, INC.



                                     By
                                        Name     /s/Andre Dimitriadis
                                                 ------------------------
                                        Title    Chairman & CEO
                                                 ------------------------



                                     By
                                        Name     /s/Wendy Simpson
                                                 ------------------------
                                        Title    Vice Chairman & CFO
                                                 ------------------------

                                     "LENDERS"

                                    BANK OF MONTREAL, Chicago Branch, in its individual capacity as a Lender, as L/C Issuer, and as Administrative Agent


                                     By
                                        Name     /s/Thomas A. Batterham
                                                 ------------------------
                                        Title    Managing Director
                                                 ------------------------

                                     Address:
                                     115 South LaSalle Street
                                     Chicago, Illinois  60603
                                     Attention:     Thomas Batterham
                                     Telecopy:      (312) 293-5852
                                     Telephone:     (312) 293-8364

                                     KEY CORPORATE CAPITAL INC., in its
                                     individual capacity as a Lender


                                     By
                                        Name     /s/Charles J. Schoop
                                                 ------------------------
                                        Title    Vice President
                                                 ------------------------


                                     Address:
                                     580 Walnut Street
                                     Mail Code OH-18-58-0229
                                     Cincinnati, Ohio  45202
                                     Attention:     Charles Shoop
                                     Telecopy:      (513) 762-8450
                                     Telephone:     (513) 762-8292

                                     With a copy to:
                                     127 Public Square
                                     Mail Code OH-01-27-0839
                                     Cleveland, Ohio  44114
                                     Attention:  Lynn Vantaggi
                                     Real Estate Capital Services
                                     Telecopy:    (216) 689-3566
                                     Telephone:  (216) 689-5694

                                     BANK LEUMI USA, in its individual capacity as a Lender


                                     By
                                        Name     /s/Joung Hee Hong
                                                 ------------------------
                                        Title    Vice President
                                                 ------------------------

                                     Address:
                                     562 Fifth Avenue
                                     9th Floor (46th Street)
                                     New York, New York  10036
                                     Attention:     Joung Hee Hong
                                     Telecopy:      (212) 407-4317
                                     Telephone:     (212) 407-4469

                                    EXHIBIT A


                            NOTICE OF PAYMENT REQUEST



                                     [Date]



[Name of Lender]
[Address]

Attention:

     Reference is made to the Credit Agreement, dated as of December 26, 2003, among LTC Properties, Inc., the Guarantors from time to time party thereto, the Lenders party thereto, and Bank of Montreal, Chicago Branch, as Administrative Agent (the "Credit Agreement"). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrower has failed to pay its Reimbursement Obligation in the amount of $____________. Your Percentage of the unpaid Reimbursement Obligation is $_____________] or [__________________________ has been required to return a payment by the Borrower of a Reimbursement Obligation in the amount of $_______________. Your Percentage of the returned Reimbursement Obligation is $_______________.]

                                           Very truly yours,

                                           BANK OF MONTREAL, Chicago Branch,
                                           as L/C Issuer



                                           By
                                              Name______________________________
                                              Title_____________________________

                                    EXHIBIT B

                               NOTICE OF BORROWING

                                            Date:________________________, ____


To: BANK OF MONTREAL, Chicago Branch, as Administrative Agent for the Lenders parties to the Credit Agreement dated as of December 26, 2003 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among LTC PROPERTIES, Inc., certain Guarantors which are signatories thereto, certain Lenders which are signatories thereto, and BANK OF MONTREAL, Chicago Branch, as Administrative Agent

Ladies and Gentlemen:

     The undersigned, LTC Properties, Inc. (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.5 of the Credit Agreement, of the Borrowing specified below:

1.   The Business Day of the proposed Borrowing is ___________, ____.

2.   The aggregate amount of the proposed Borrowing is $______________.

3.   The Borrowing is being advanced under the Revolving Credit.

4. The Borrowing is to be comprised of $___________ of [Adjusted Base Rate] [Eurodollar] Loans.

[5. The duration of the Interest Period for the Eurodollar Loans included in the Borrowing shall be ____________ months.]

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) the representations and warranties of the Borrower contained in
     Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

          (b) no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.

                                       LTC PROPERTIES, INC.



                                       By
                                          Name__________________________________
                                          Title_________________________________



                                       By
                                          Name__________________________________
                                          Title_________________________________

                                    EXHIBIT C

                        NOTICE OF CONTINUATION/CONVERSION

                                                      Date:  ____________, ____


To: BANK OF MONTREAL, Chicago Branch, as Administrative Agent for the Lenders parties to the Credit Agreement dated as of December 26, 2003 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among LTC PROPERTIES, INC., certain Guarantors which are signatories thereto, certain Lenders which are signatories thereto, and BANK OF MONTREAL, Chicago Branch, as Administrative Agent

Ladies and Gentlemen:

     The undersigned, LTC Properties, Inc. (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.5 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

1.   The conversion/continuation Date is __________, ____.

2. The aggregate amount of the Loans to be [converted] [continued] is $______________.

3. The Loans are to be [converted into] [continued as] [Eurodollar] [Adjusted Base Rate] Loans.

4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be _________ months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed conversion/continuation date, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) the representations and warranties of the Borrower contained in
     Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); provided, however, that this condition shall not apply to the conversion of an outstanding Eurodollar Loan to an Adjusted Base Rate Loan; and

          (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

                                             LTC PROPERTIES, INC.



                                             By
                                                Name____________________________
                                                Title___________________________



                                             By
                                                Name____________________________
                                                Title___________________________

                                    EXHIBIT D


                                      NOTE

U.S. $_______________                                         ____________, 2003


     FOR VALUE RECEIVED, the undersigned, LTC PROPERTIES, INC., a Maryland corporation (the "Borrower"), hereby promises to pay to the order of ____________________ (the "Lender") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Bank of Montreal, Chicago Branch as Administrative Agent, in Chicago, Illinois, in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if
less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

     This Note is one of the Notes referred to in the Credit Agreement dated as of December 26, 2003, among the Borrower, the Guarantors party thereto, the Lenders party thereto, and Bank of Montreal, Chicago Branch, as Administrative Agent for the Lenders (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

     Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

     The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                         LTC PROPERTIES, INC.



                                         By
                                            Name________________________________
                                            Title_______________________________



                                         By
                                            Name________________________________
                                            Title_______________________________

                                    EXHIBIT E


                     _______________________________________


                           BORROWING BASE CERTIFICATE


To: Bank of Montreal, Chicago Branch, as Administrative Agent under, and the Lenders party to, the Credit Agreement described below.

     Pursuant to the terms of the Credit Agreement dated as of December 26, 2003, among us (the "Credit Agreement"), we submit this Borrowing Base Certificate to you and certify that the information set forth below and on any attachments to this Certificate is true, correct and complete as of the date of this Certificate.



1.      Borrowing Base Value                                       $___________
2.      50%                                                        $___________
3.      Borrowing Base (Line 1 multiplied by Line 2 above)         $___________

     The Borrower represents and warrants that the aggregate principal amount of Loans and L/C Obligations on the date hereof, including any Loans to be made or Letters of Credit to be issued on the date hereof, do not exceed the Borrowing Base set forth above.

     The foregoing certifications, together with the computations set forth in
Schedule I hereto are made and delivered this ______ day of __________________ 20___.

                                           LTC PROPERTIES, INC.



                                           By
                                              Name______________________________
                                              Title_____________________________



                                           By
                                              Name______________________________
                                              Title_____________________________

                                   SCHEDULE I

                                  CALCULATIONS

                                    EXHIBIT F


               ___________________________________________________


                             COMPLIANCE CERTIFICATE


To: Bank of Montreal, Chicago Branch, as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

     This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of December 26, 2003, among us (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.   I am the duly elected ____________ of ___________________________________;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4. The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5. The Schedule I hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.

________________________________________________________________________________



                                           By
                                              Name______________________________
                                              Title_____________________________

                                   SCHEDULE I
                            TO COMPLIANCE CERTIFICATE


                _________________________________________________


                             COMPLIANCE CALCULATIONS
               FOR CREDIT AGREEMENT DATED AS OF DECEMBER 26, 2003

                    CALCULATIONS AS OF _____________, _______

===================================================================================================================================

A.       Maximum Total Indebtedness to Total Asset Value (Section 8.21(a))
         -----------------------------------------------------------------

         1.       Total Indebtedness                                                               $___________

         2.       Total Asset Value                                                                ___________

         3.       Ratio of Line A1 to A2                                                             ____:1.0

         4.       Line A3 ratio must not exceed                                                      ____:1.0

         5.       The Borrower is in compliance (circle yes or no)                                    yes/no



B.       Maximum Secured Debt to Total Asset Value (Section 8.21(b))
         -----------------------------------------------------------

         1.       Secured Debt                                                                     $___________

         2.       Total Asset Value                                                                ___________

         3.       Ratio of Line B1 to B2                                                             ____:1.0

         4.       Line B3 ratio must not exceed                                                      ____:1.0

         5.       The Borrower is in compliance (circle yes or no)                                    yes/no

C.       Minimum EBITDA to Interest Expense Ratio (Section 8.21(c))
         ----------------------------------------------------------

         1.       Net Income for the last 4 quarters                                               $___________

         2.       Depreciation and Amortization Expense for last 4 quarters                        ___________

         3.       Interest Expense for last 4 quarters                                             ___________

         4.       Income Tax Expense for last 4 quarters                                           ___________

         5.       Extraordinary, unrealized or non-recurring losses, including impairment          ___________
                  charges and reserves for the last 4 quarters

         6.       Sum of Lines C1 through C5                                                       ___________


         7.       The funds received by the Borrower's Subsidiaries rent by which are             _____________
                  reserved for capital expenses for the last 4 quarters

         8.       Unrealized gains of the sale of assets for the last 4 quarters                   ____________

         9.       Income tax benefits of the last 4 quarters                                       ____________

         10.      Sum of Lines C6 through C8                                                       ____________

         11.      Line 6 minus Line 10 ("EBITDA")                                                  ____________

         12.      Interest Expense                                                                 ____________

         13.      Ratio of Line C12 to C11                                                           ____:1.0

         14.      Line C13 ratio shall not be less than                                              ____:1.0

         15.      The Borrower is in compliance (circle yes or no)                                    yes/no

D.       Minimum EBITDA to Fixed Charges Ratio (Section 8.21(d))
         -------------------------------------------------------

         1.       EBITDA                                                                           $___________

         2.       Fixed Charges                                                                    ___________

         3.       Ratio of Line D1 to D2                                                             ____:1.0

         4.       Line D3 ratio shall not be less than                                               ____:1.0

         5.       The Borrower is in compliance (circle yes or no)                                    yes/no

E.       Secured Debt (Section 8.21(e))
         ------------------------------

         1.       Secured Debt                                                                     $___________

         2.       Line E1 shall not exceed                                                         ___________

         3.       The Borrower is in compliance (circle yes or no)                                    yes/no

F.       Net Worth (Section 8.21(f))
         ---------------------------

         1.       Net Worth                                                                        $___________

         2.       Line F1 shall not be less than                                                   $___________

         3.       The Borrower is in compliance (circle yes or no)                                    yes/no

G.       Floating Rate Debt (Section 8.21(g))
         ------------------------------------

         1.       Total Asset Value                                                                $___________

         2.       Percentage of Total Asset Value consisting of outstanding unhedged                ________%
                  floating rate debt

         3.       Line G1 shall not exceed                                                         ___________

         4.       The Borrower is in compliance (circle yes or no)                                    yes/no


H.       Minimum Borrowing Base Value (Section 8.22(b))
         ----------------------------------------------

         1.       Borrowing Base Value                                                             $___________

         2.       Line H1 shall not be less than                                                   $___________

         3.       The Borrower is in compliance (circle yes or no)                                    yes/no

I.       Minimum Eligible Property NOI to Credit Facility Debt Service Ratio
         (Section 8.22(c))

         1.       Eligible Property NOI                                                            ___________

         2.       Credit Facility Debt Service                                                     $___________

         3.       Ratio of Line I1 to I2                                                             ____:1.0

         4.       Line I3 ratio shall not be less than                                               ____:1.0

         5.       The Borrower is in compliance (circle yes or no)                                    yes/no


                                    EXHIBIT G

                         ADDITIONAL GUARANTOR SUPPLEMENT

                                                           ______________, ___

Bank of Montreal, Chicago Branch, as Administrative Agent for the Lenders named in the Credit Agreement dated as of December 26, 2003, among LTC Properties, Inc., as Borrower, the Guarantors referred to therein, the Lenders from time to time party thereto, and the Administrative Agent (the "Credit Agreement")

Ladies and Gentlemen:

     Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

     The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a "Guarantor" for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in
Section 6 of the Credit Agreement are true and correct as to the undersigned as of the date hereof and the undersigned shall comply with each of the covenants set forth in Section 8 of the Credit Agreement applicable to it.

     Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation
Section 12 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

     The undersigned acknowledges that this Agreement shall be effective upon its execution and delivery by the undersigned to the Administrative Agent, and it shall not be necessary for the Administrative Agent or any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Agreement or any other acceptance hereof. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York.

                                        Very truly yours,

                                        [NAME OF SUBSIDIARY GUARANTOR]


                                        By
                                           Name_________________________________
                                           Title________________________________

                                    EXHIBIT H

                            ASSIGNMENT AND ACCEPTANCE


                           Dated _____________, _____



     Reference is made to the Credit Agreement dated as of December 26, 2003 (the "Credit Agreement") among LTC Properties, Inc., the Guarantors party thereto, the Lenders party thereto, and Bank of Montreal, Chicago Branch, as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     ______________________________________________________ (the "Assignor") and
_________________________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Commitments as in effect on the Effective Date and the Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Percentage of any outstanding L/C Obligations.

     2.   The Assignor (i) represents and warrants that as of the date hereof
          (A) its Credit Commitment is $_______________, (B) the aggregate outstanding principal amount of Loans made by it under the Credit Agreement that have not been repaid is $___________, and (C) the aggregate principal amount of Assignor's Percentage of outstanding L/C Obligations is $___________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to Section 8.5(b) and (c) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending office (and address for notices) the offices set forth beneath its name on the signature pages hereof.

     4. As consideration for the assignment and sale contemplated in Annex 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in Federal funds an amount equal to $________________*. It is understood that commitment and/or letter of credit fees accrued to the Effective Date with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     5. The effective date for this Assignment and Acceptance shall be ___________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent and, if required, the Borrower.

     6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

     8. In accordance with Section 13.12 of the Credit Agreement, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower to execute and deliver to the Assignee the relevant Notes payable to the Assignee in the amount of its Commitments and new Notes to the Assignor in the amount of its Commitments after giving effect to this assignment.

     9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                      [Assignor Lender]


                                      By
                                         Name___________________________________
                                         Title__________________________________

                                      [Assignee Lender]


                                      By
                                         Name___________________________________
                                         Title__________________________________


                                      Lending office (and address for notices):

Accepted and consented this
  ____ day of _____________

__________________________________


By_________________________________________________
     Name__________________________________________
     Title_________________________________________

Accepted and consented to by the Administrative
  Agent and L/C Issuer this ___ day of ________

BANK OF MONTREAL, Chicago Branch, as
  Administrative Agent and L/C Issuer


By_________________________________________________
     Name__________________________________________
     Title_________________________________________

                                    EXHIBIT I

                               OPINION OF COUNSEL

                                    EXHIBIT J


                       COMMITMENT AMOUNT INCREASE REQUEST


                              _______________, ____



Bank of Montreal, Chicago Branch
     as Administrative Agent
     (the "Administrative Agent")
     for the Banks referred to below
115 South LaSalle  Street
Chicago, Illinois 60603

Attention:  Agency Services


     Re: Credit Agreement dated as of December 26, 2003 (together with all amendments, if any, hereafter from time to time made thereto, the "Credit Agreement") among LTC Properties, Inc., the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     In accordance with the Credit Agreement, the Borrower hereby requests that an increase in the aggregate Commitments (the "Commitment Amount Increase") be made, in accordance with the terms of the Credit Agreement, to be effected by [the addition of [name of new Lender] (the "New Lender") as a Lender under the terms of the Credit Agreement]. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     After giving effect to such Commitment Amount Increase, the Commitment of the [New Lender] shall be $_____________.

     1. The New Lender hereby confirms that it has received a copy of the Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document.

     2. Except as otherwise provided in the Credit Agreement, as of The Effective Date (as hereinafter defined) the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a "Lender" under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto.

     3. The New Lender hereby advises you of the following administrative details with respect to its Loans and Commitments:

         (A)      Notices:

                  Institution Name:_________________
                  Address:         _________________
                                   _________________
                  Telephone:       _________________
                  Facsimile:       _________________
(B)      Payment Instructions:




     THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     The Commitment Amount Increase shall be effective on ___________________, ____ (the "Effective Date"). It shall be a condition to the effectiveness of the Commitment Amount Increase that all expenses incurred in connection therewith shall have been paid.

     The Borrower hereby certifies that no Default or Event of Default has occurred and is continuing.

                                          Very truly yours,

                                          LTC PROPERTIES, INC.



                                          By
                                             Name_______________________________
                                             Title______________________________



                                          By
                                             Name_______________________________
                                             Title______________________________

                                          [NEW BANK/BANK INCREASING COMMITMENTS]



                                         By:
                                             Name:______________________________
                                             Title:_____________________________



                                     ANNEX I
                          TO ASSIGNMENT AND ACCEPTANCE

       PRINCIPAL AMOUNT                TYPE OF LOAN                 INTEREST RATE               MATURITY DATE








                                   SCHEDULE 1

                                   COMMITMENTS


         NAME OF LENDER                                        CREDIT COMMITMENT

         Bank of Montreal,Chicago Branch                       $20,000,000

         Key Corporate Capital Inc.                            $20,000,000

         Bank Leumi USA                                        $ 5,000,000

                TOTAL                                          $45,000,000
                                                               ===========

                                  SCHEDULE 1.1

                  INITIAL PROPERTIES, INITIAL INVESTMENT AMOUNT
                        AND INITIAL BORROWING BASE VALUE

                                  SCHEDULE 6.2


                                  SUBSIDIARIES

                                  SCHEDULE 6.26


                               SIGNIFICANT LEASES